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                              STOCK PURCHASE AGREEMENT

                                   by and among

                         WESTBROOK BURNHAM HOLDINGS, L.L.C.

                       WESTBROOK BURNHAM CO-HOLDINGS, L.L.C.

                         BURNHAM PACIFIC PROPERTIES, INC.

                                      and

                     BURNHAM PACIFIC OPERATING PARTNERSHIP, L.P.

                                  dated as of

                               December 5, 1997

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                         TABLE OF CONTENTS

                                                   Page
                              ARTICLE 1
                              Definitions
Section 1.1  "Action". . . . . . . . . . . . . . . . . . . . . .1
Section 1.2  "ADA" . . . . . . . . . . . . . . . . . . . . . . .1
Section 1.3  "Affiliate" . . . . . . . . . . . . . . . . . . . .1
Section 1.4  "Agreement to Contribute" . . . . . . . . . . . . .2
Section 1.5  "Agreement" . . . . . . . . . . . . . . . . . . . .2
Section 1.6  "Amended Company By-laws" . . . . . . . . . . . . .2
Section 1.7  "Articles Supplementary". . . . . . . . . . . . . .2
Section 1.8  "ASTM Standard" . . . . . . . . . . . . . . . . . .2
Section 1.9  "Benefit Arrangements". . . . . . . . . . . . . . .2
Section 1.10  "Blue Sky Laws". . . . . . . . . . . . . . . . . .2
Section 1.11  "Board of Directors" . . . . . . . . . . . . . . .2
Section 1.12  "Business Day" . . . . . . . . . . . . . . . . . .2
Section 1.13  "Buyer". . . . . . . . . . . . . . . . . . . . . .2
Section 1.14  "Buyer Counsel". . . . . . . . . . . . . . . . . .2
Section 1.15  "Buyer Ownership". . . . . . . . . . . . . . . . .2
Section 1.16  "California REIT". . . . . . . . . . . . . . . . .2
Section 1.17  "Capital Expenditure Budget and Schedule". . . . .2
Section 1.18  "CERCLA" . . . . . . . . . . . . . . . . . . . . .2
Section 1.19  "Closing". . . . . . . . . . . . . . . . . . . . .3
Section 1.20  "Closing Date" . . . . . . . . . . . . . . . . . .3
Section 1.21  "Code" . . . . . . . . . . . . . . . . . . . . . .3
Section 1.22  "Commitment" . . . . . . . . . . . . . . . . . . .3
Section 1.23  "Company". . . . . . . . . . . . . . . . . . . . .3
Section 1.24  "Company Asset Transfer" . . . . . . . . . . . . .3
Section 1.25  "Company Charter". . . . . . . . . . . . . . . . .3
Section 1.26  "Company Common Stock" . . . . . . . . . . . . . .4
Section 1.27  "Company Excess Stock" . . . . . . . . . . . . . .4
Section 1.28  "Company Leases" . . . . . . . . . . . . . . . . .4
Section 1.29  "Company Notice" . . . . . . . . . . . . . . . . .4
Section 1.30  "Company Plans". . . . . . . . . . . . . . . . . .4
Section 1.31  "Company Preferred Stock". . . . . . . . . . . . .4
Section 1.32  "Company Properties" . . . . . . . . . . . . . . .4
Section 1.33  "Company Registration Statement" . . . . . . . . .4
Section 1.34  "Company Reports". . . . . . . . . . . . . . . . .4
Section 1.35  "Company Stock". . . . . . . . . . . . . . . . . .4
Section 1.36  "Controlled Group Liability" . . . . . . . . . . .4

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Section 1.37  "Current Market Price" . . . . . . . . . . . . . .4
Section 1.38  "Debt Instruments" . . . . . . . . . . . . . . . .4
Section 1.39  "Development Properties" . . . . . . . . . . . . .5
Section 1.40  "Development Budget and Schedule". . . . . . . . .5
Section 1.41  "Disclosure Schedules" . . . . . . . . . . . . . .5
Section 1.42  "Employee Benefit Plans" . . . . . . . . . . . . .5
Section 1.43  "Employees". . . . . . . . . . . . . . . . . . . .5
Section 1.44  "Environmental Claim". . . . . . . . . . . . . . .5
Section 1.45  "Environmental Matters". . . . . . . . . . . . . .5
Section 1.46  "ERISA". . . . . . . . . . . . . . . . . . . . . .5
Section 1.47  "Exchange Act" . . . . . . . . . . . . . . . . . .5
Section 1.48  "Execution Closing". . . . . . . . . . . . . . . .5
Section 1.49  "Exercise Restriction" . . . . . . . . . . . . . .5
Section 1.50  "Existing Partners Registration Rights Agreement".5
Section 1.51  "GAAP" . . . . . . . . . . . . . . . . . . . . . .5
Section 1.52  "Golden State Acquisition" . . . . . . . . . . . .5
Section 1.53  "Government Authority" . . . . . . . . . . . . . .5
Section 1.54  "Hazardous Substance". . . . . . . . . . . . . . .6
Section 1.55  "Hazardous Waste". . . . . . . . . . . . . . . . .6
Section 1.56  "HQ Space" . . . . . . . . . . . . . . . . . . . .6
Section 1.57  "HSR Act". . . . . . . . . . . . . . . . . . . . .6
Section 1.58  "Incentive Plan" . . . . . . . . . . . . . . . . .6
Section 1.59  "Indemnitor" . . . . . . . . . . . . . . . . . . .6
Section 1.60  "Insurance Policies" . . . . . . . . . . . . . . .6
Section 1.61  "IRS". . . . . . . . . . . . . . . . . . . . . . .6
Section 1.62  "Knowledge". . . . . . . . . . . . . . . . . . . .6
Section 1.63  "Liabilities". . . . . . . . . . . . . . . . . . .6
Section 1.64  "Liens". . . . . . . . . . . . . . . . . . . . . .7
Section 1.65  "Losses and Expenses". . . . . . . . . . . . . . .7
Section 1.66  "Material Company Lease" . . . . . . . . . . . . .7
Section 1.67  "Materials of Environmental Concern" . . . . . . .7
Section 1.68  "New Company Title Policies" . . . . . . . . . . .7
Section 1.69  "Nomination Right" . . . . . . . . . . . . . . . .7
Section 1.70  "NYSE" . . . . . . . . . . . . . . . . . . . . . .7
Section 1.71  "Offered Securities" . . . . . . . . . . . . . . .7
Section 1.72  "Operating Partnership". . . . . . . . . . . . . .7
Section 1.73  "Operating Partnership Preferred Units". . . . . .7
Section 1.74  "Operating Partnership Preferred Units Buyer". . .8
Section 1.75  "Operating Partnership Units". . . . . . . . . . .8
Section 1.76  "Operating Partnership Agreement". . . . . . . . .8
Section 1.77  "Other Company Properties" . . . . . . . . . . . .8
Section 1.78  "Other Company Title Policies" . . . . . . . . . .8
Section 1.79  "Pension Plans". . . . . . . . . . . . . . . . . .8
Section 1.80  "Permitted Exceptions" . . . . . . . . . . . . . .8
Section 1.81  "Permitted Liens". . . . . . . . . . . . . . . . .8

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Section 1.82  "Person" . . . . . . . . . . . . . . . . . . . . .9
Section 1.83  "Pro Rata Share" . . . . . . . . . . . . . . . . .9
Section 1.84  "Project". . . . . . . . . . . . . . . . . . . . .9
Section 1.85  "Property Condition Reports" . . . . . . . . . . .9
Section 1.86  "Property Restrictions". . . . . . . . . . . . . .9
Section 1.87  "Proxy Statement". . . . . . . . . . . . . . . . .9
Section 1.88  "Purchase Price" . . . . . . . . . . . . . . . . .9
Section 1.89  "Purchased Shares" . . . . . . . . . . . . . . . .9
Section 1.90  "Registration Rights Agreement". . . . . . . . . .9
Section 1.91  "Regulatory Filings" . . . . . . . . . . . . . . .9
Section 1.92  "REIT" . . . . . . . . . . . . . . . . . . . . . .9
Section 1.93  "Related Documents". . . . . . . . . . . . . . . .9
Section 1.94  "Release " . . . . . . . . . . . . . . . . . . . .9
Section 1.95  "Rent Roll". . . . . . . . . . . . . . . . . . . .9
Section 1.96  "REOC Qualification Date". . . . . . . . . . . . .9
Section 1.97  "Rights Exercise Notice" . . . . . . . . . . . . .9
Section 1.98  "SEC". . . . . . . . . . . . . . . . . . . . . . 10
Section 1.99  "Securities Act" . . . . . . . . . . . . . . . . 10
Section 1.100  "Securities Laws" . . . . . . . . . . . . . . . 10
Section 1.101  "Subsidiaries . . . . . . . . . . . . . . . . . 10
Section 1.102  "Tax" . . . . . . . . . . . . . . . . . . . . . 10
Section 1.103  "Tax Return". . . . . . . . . . . . . . . . . . 10
Section 1.104  "Tenancy Leases". . . . . . . . . . . . . . . . 10
Section 1.105  "Welfare Plans" . . . . . . . . . . . . . . . . 10
                              ARTICLE 2
             Purchase and Sale of Shares; Stock Purchase
Section 2.1  "Purchase and Sale" . . . . . . . . . . . . . . . 10
Section 2.2  "Consideration" . . . . . . . . . . . . . . . . . 10
Section 2.3  "Closing" . . . . . . . . . . . . . . . . . . . . 11
Section 2.4  "Additional Agreements and Stock Purchase
              Deliveries". . . . . . . . . . . . . . . . . . . 11
Section 2.5  "Time and Place of Stock Purchase". . . . . . . . 11
Section 2.6  "Right to Assign.". . . . . . . . . . . . . . . . 11
                              ARTICLE 3
             Representations and Warranties of the Company
                      and the Operating Partnership
Section 3.1  "Organization and Qualification, Subsidiaries". . 12
Section 3.2  "Authority Relative to Agreements;
              Board Approval". . . . . . . . . . . . . . . . . 13
Section 3.3  "Capital Stock and Units" . . . . . . . . . . . . 13
Section 3.4  "No Conflicts; No Defaults, Required Filings and
              Consents". . . . . . . . . . . . . . . . . . . . 15
Section 3.5  "SEC and Other Documents, Financial Statements;
              Undisclosed Liabilities". . . . . . . . . . . . 16
Section 3.6  "Litigation, Compliance With Law" . . . . . . . . 17

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Section 3.7  "Absence of Certain Changes or Events". . . . . . 17
Section 3.8  "Tax Matters; REIT and Partnership Status". . . . 17
Section 3.9  "Compliance With Agreements; Liens" . . . . . . . 19
Section 3.10  "Financial Records; Company Charter and By-laws;
               Corporate Records". . . . . . . . . . . . . . . 20
Section 3.11  "Properties" . . . . . . . . . . . . . . . . . . 21
Section 3.12  "Environmental Matters". . . . . . . . . . . . . 28
Section 3.13  "Employees and Employee Benefit Plans" . . . . . 30
Section 3.14  "Labor Matters". . . . . . . . . . . . . . . . . 32
Section 3.15  "Affiliate Transactions" . . . . . . . . . . . . 32
Section 3.16  "Insurance". . . . . . . . . . . . . . . . . . . 32
Section 3.17  "Brokers or Finders" . . . . . . . . . . . . . . 32
Section 3.18  "REOC Status". . . . . . . . . . . . . . . . . . 32
Section 3.19  "Knowledge Defined". . . . . . . . . . . . . . . 34
Section 3.20  "Maryland Takeover Law". . . . . . . . . . . . . 34
Section 3.21  "Proxy Statement." . . . . . . . . . . . . . . . 34
Section 3.22  "Vote Required". . . . . . . . . . . . . . . . . 34
Section 3.23  "Exemption from Ownership Restrictions". . . . . 35
                         ARTICLE 4
               Representations and Warranties of Buyer
Section 4.1  "Organization". . . . . . . . . . . . . . . . . . 35
Section 4.2  "Due Authorization" . . . . . . . . . . . . . . . 35
Section 4.3  "Conflicting Agreements and Other Matters". . . . 35
Section 4.4  "Acquisition for Investment, Sophistication,
              Source of Funds" . . . . . . . . . . . . . . . . 35
Section 4.5  "Brokers or Finders". . . . . . . . . . . . . . . 36
Section 4.6  "REIT Qualification Matters". . . . . . . . . . . 36
Section 4.7  "Investment Company Matters". . . . . . . . . . . 36
                         ARTICLE 5
     Representations and Covenants Relating to Closing
Section 5.1  "Taking of Necessary Action". . . . . . . . . . . 36
Section 5.2  "Preferred Stock, Articles Supplementary;
              By-laws" . . . . . . . . . . . . . . . . . . . . 37
Section 5.3  "Public Announcements; Confidentiality" . . . . . 37
Section 5.4  "Conduct of the Business" . . . . . . . . . . . . 38
Section 5.5  "Information and Access". . . . . . . . . . . . . 38
Section 5.6  "Notification of Certain Matters" . . . . . . . . 38
Section 5.7  "Approval of Company Shareholders; Redemption." . 39
                         ARTICLE 6
               Certain Additional Covenants
Section 6.1  "Resale". . . . . . . . . . . . . . . . . . . . . 39

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Section 6.2  "REIT Status" . . . . . . . . . . . . . . . . . . 40
Section 6.3  "Payments". . . . . . . . . . . . . . . . . . . . 40
Section 6.4  "First Offer Rights". . . . . . . . . . . . . . . 40
Section 6.5  "Board of Directors". . . . . . . . . . . . . . . 42
Section 6.6 "Shareholders Vote Regarding the Conversion or Redemption of Company Preferred Stock or Operating
             Partnership Preferred Units". . . . . . . . . . . 44
Section 6.7  "Operating Partnership Preferred Units" . . . . . 44
Section 6.8  "Existing Partners Agreements". . . . . . . . . . 44
Section 6.9  "REOC Status" . . . . . . . . . . . . . . . . . . 44
Section 6.10  "Board of Directors Resolutions.". . . . . . . . 45
                         ARTICLE 7
                    Conditions to Closing
Section 7.1  "Conditions of Purchase at Closing" . . . . . . . 45
Section 7.2  "Conditions of Sale at Closing" . . . . . . . . . 48
                         ARTICLE 8
               Survival; Indemnification
Section 8.1  "Survival". . . . . . . . . . . . . . . . . . . . 50
Section 8.2  "Indemnification by the Company". . . . . . . . . 50
Section 8.3  "Third-Party Claims". . . . . . . . . . . . . . . 50
Section 8.4  "Exclusive Remedy". . . . . . . . . . . . . . . . 51
Section 8.5  "Indemnification Limitation". . . . . . . . . . . 51
Section 8.6 "Covenant Between Buyer and Operating Partnership Preferred Unit Buyer with Respect to
             Indemnification Agreement". . . . . . . . . . . . 51
                         ARTICLE 9
                         Termination
Section 9.1  "Termination" . . . . . . . . . . . . . . . . . . 52
Section 9.2  "Procedure and Effect of Termination" . . . . . . 53
Section 9.3  "Expenses". . . . . . . . . . . . . . . . . . . . 53
                         ARTICLE 10
                         Miscellaneous
Section 10.1  "Counterparts" . . . . . . . . . . . . . . . . . 53
Section 10.2  "Governing Law". . . . . . . . . . . . . . . . . 53
Section 10.3  "Entire Agreement" . . . . . . . . . . . . . . . 53
Section 10.4  "Notices". . . . . . . . . . . . . . . . . . . . 53
Section 10.5  "Successors and Assigns" . . . . . . . . . . . . 55
Section 10.6  "Headings" . . . . . . . . . . . . . . . . . . . 55

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Section 10.7  "Amendments and Waivers" . . . . . . . . . . . . 55
Section 10.8  "Interpretation; Absence of Presumption" . . . . 56
Section 10.9  "Severability" . . . . . . . . . . . . . . . . . 56
Section 10.10  "Further Assurances". . . . . . . . . . . . . . 56
Section 10.11  "Specific Performance". . . . . . . . . . . . . 56
Section 10.12  "Schedules" . . . . . . . . . . . . . . . . . . 56
Section 10.13  "Submission to Jurisdiction". . . . . . . . . . 56

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                         SCHEDULES

Schedule 3.1(d)       Jurisdictions in which Subsidiaries Not
                      Qualified to Do Business
Schedule 3.1(e)       Subsidiaries
Schedule 3.3(b)       Operating Partnership Unit Options, Warrants, Etc.
Schedule 3.3(c)       Other Interests
Schedule 3.4(c)       Company Stock Option Plans; Operating Partnership Unit
                      Option Plans
Schedule 3.4(e)       Statutory; Regulatory Compliance
Schedule 3.4(f)       Contract Compliance
Schedule 3.4(g)       Company Filings; Consent
Schedule 3.5(a)       Company Registration Statements and Company Reports
Schedule 3.5(b)       Company Financials
Schedule 3.6(a)       Pending Litigation
Schedule 3.6(b)       Company Compliance; Subsidiary Compliance
Schedule 3.7          Absence of Certain Changes or Events
Schedule 3.8(a)       Tax Matters
Schedule 3.9(a)       Company Defaults; Charter or By-Laws Compliance
Schedule 3.9(b)       Company Filings
Schedule 3.9(c)       Material Agreements
Schedule 3.9(e)       Permitted Liens
Schedule 3.10(a)      Financial Records
Schedule 3.10(b)      Company Charter and By-Laws; Operating Partnership
                      Agreement; Joint Venture and Partnership Agreements of
                      Subsidiaries
Schedule 3.10(c)      Company Corporate Records; Operating Partnership Records;
                      Subsidiary Corporate Records
Schedule 3.11(a)      Property Addresses; Title Summary
Schedule 3.11(a)-(i)  Older Title Insurance
Schedule 3.11(a)-(ii) New Company Title Policies
Schedule 3.11(b)      Permits; Licenses; Zoning
Schedule 3.11(b)-(i)  Company Properties with No Zoning Endorsement
Schedule 3.11(c)      Road Changes; Condemnation Proceedings
Schedule 3.11(f)      Material Company Leases
Schedule 3.11(g)      Material Commitments
Schedule 3.11(h)      Property Rights; Rights of First Refusal
Schedule 3.11(i)      Non-Compliance and Capital Expenditure Budget and
                      Schedule; Insurance
Schedule 3.11(j)      Developed, Undeveloped, or Rehabilitated Land
                      of Company Property; Development, Construction,
                      Management and Leasing Agreements
Schedule 3.11(l)      Company Properties; HQ Space; Tenancy Leases
Schedule 3.11(n)      Mortgage Debt; Mortgage Defaults
Schedule 3.12(a)(i)   Environmental Concerns
Schedule 3.12(a)(ii)  Inherited Properties
Schedule 3.13(a)      Employee Benefit Plans; Company Plans Compliance
Schedule 3.14         Collective Bargaining; Labor Union Agreements
Schedule 3.15         Affiliate Transactions; Conflict Policies & Agreements;
                      Waivers

Schedule 3.18(g)      Predecessor Company Information
Schedule 3.19         Individuals for Knowledge Test

                             EXHIBITS

Exhibit A      Form of Articles Supplementary (Section 9, Mandatory Redemption
               in Certain Instances, to be agreed on before the close of
               business on December 9, 1997, with the number of shares to be redeemed to be calculated in accordance with the principles of
               Section 4.20 of the Agreement to Contribute)
Exhibit B      Form of Registration Rights Agreement
Exhibit C      Form of Amended Company Bylaws
Exhibit D      Form of Operating Partnership Agreement, including Exhibits A, B and C and the First Amendment thereto
Exhibit E      Form of Company Resolutions (to be delivered after the Execution
               Closing)
Exhibit F      Form of Charter "Limits" Exemption Representation
               Letter
Exhibit G      Form of Existing Partners Registration Rights
               Agreement

     THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of December 5, 1997, is made by and among Burnham Pacific Properties, Inc., a Maryland corporation (the "Company"), Burnham Pacific Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") and Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C., each a Delaware limited liability company (collectively, jointly and severally, the "Buyer").

                             RECITALS:

     WHEREAS, Buyer wishes to purchase from the Company, and the Company wishes to sell to Buyer, an aggregate of 2,800,000 shares of a newly designated and authorized series of convertible preferred stock of the Company, convertible into shares of the Company's common stock, par value $0.01 per share (respectively, the "Company Preferred Stock" and the "Company Common Stock", and such stock of such series and class, and all other series of preferred stock of the Company outstanding from time to time, collectively, the "Company Stock"), having the terms set forth in the form of Articles Supplementary in substantially the form attached as Exhibit A (the "Articles Supplementary"), which designates the Company Preferred Stock pursuant to the Company's Articles of Incorporation dated March 24, 1997, as amended by the Articles of Amendment and Restatement dated May 22, 1997 (as so amended to the date hereof, the "Company Charter"), at a price of $25.00 per share;

     WHEREAS, the parties hereto are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                  ARTICLE 1

                                  Definitions

     As used in this Agreement, the following terms shall have the following respective meanings:

     Section 1.1 "Action" shall mean any actual or threatened action, suit, arbitration, inquiry, proceeding or investigation by or before any Government Authority.

     Section 1.2 "ADA" shall have the meaning set forth in
Section 3.11 (b).

     Section 1.3 "Affiliate" shall have the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, and as in effect on the date hereof and including, with respect to Buyer, Westbrook Real Estate Fund II, L.P., Westbrook Real Estate Co-Investment Partnership II, L.P. and their Affiliates and investors.

     Section 1.4 "Agreement to Contribute" shall mean the Agreement to Contribute, dated as of December 5, 1997, by and among Burnham Pacific Properties, Inc., Burnham Pacific Operating Partnership, L.P. and each of the Contributors listed in Exhibit A-1 thereto.

     Section 1.5 "Agreement" shall have the
meaning set forth in the first paragraph hereof.

     Section 1.6 "Amended Company By-laws" shall have the meaning set forth in Section 7.1(d).

     Section 1.7 "Articles Supplementary" shall have the meaning set forth in the first paragraph of the Recitals hereof.

     Section 1.8 "ASTM Standard" shall have the meaning set forth in Section 3.12(a).

     Section 1.9 "Benefit Arrangements" shall have the meaning set forth in
Section 3.13(f).

     Section 1.10 "Blue Sky Laws" have the meaning set forth in Section
3.4(g).

     Section 1.11 "Board of Directors" shall mean the board of directors of the Company.

     Section 1.12 "Business Day" shall mean any day other than a Saturday, a Sunday or a bank holiday in New York, New York.

     Section 1.13 "Buyer" shall have the meaning set forth in the first paragraph hereof.

     Section 1.14 "Buyer Counsel" shall mean the General Counsel of Buyer or such counsel to Buyer as such General Counsel shall have determined shall render any opinion to the Company in connection with this Agreement.

     Section 1.15 "Buyer Ownership" shall have the meaning set forth in
Section 6.5(a)(i).

     Section 1.16   "California REIT" shall have the meaning set forth in
Section 3.18(g).

     Section 1.17 "Capital Expenditure Budget and Schedule" shall have the meaning set forth in Section 3.11(i).


     Section 1.18 "CERCLA" shall have the meaning set forth in Section
3.12(a).

     Section 1.19 "Closing" shall mean the Execution Closing or the closing at which the purchase and sale of the Purchased Shares is consummated.

     Section 1.20 "Closing Date" shall mean, with respect to the Closing, three (3) Business Days after the date on which the conditions set forth herein with respect thereto shall have been satisfied or duly waived, or if the Company and Buyer mutually agree on a different date, the date upon which they have mutually agreed.

     Section 1.21 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto, including all of the rules and regulations promulgated thereunder.

     Section 1.22 "Commitment" shall have the meaning set forth in Section
3.7.

     Section 1.23 "Company" shall have the meaning set forth in the first paragraph hereof.

     Section 1.24 "Company Asset Transfer" shall mean the transactions pursuant to which (i) the Company and its Subsidiaries transfer legal or beneficial ownership of (a) all real property and related personal property owned by the Company or any Subsidiary of the Company directly and (b) at least 99% of the beneficial interest owned by the Company and/or the Company's Subsidiaries in any partnership or limited liability company that owns a direct or indirect interest in real property and related personal property (in each case as provided in Section 7.5 of the Operating Partnership Agreement) to the Operating Partnership in exchange for a general partner interest and a limited partner interest therein and (ii) a wholly-owned corporate subsidiary of the Company will contribute cash in the amount of $1,000 to the Operating Partnership in exchange for a limited partner interest therein. Notwithstanding the foregoing, (i) it shall not be a requirement of the Company Asset Transfer that there be transferred to the Operating Partnership any real property and related personal property or interests therein owned by so-called "downREIT partnerships" in which the general partner is the Company or an Affiliate of the Company and the limited partners are third parties or any real property and related personal property or interest therein required by the terms of mortgage debt thereon to be held in a single purpose bankruptcy remote subsidiary of the Company; provided, however, that the Company shall have the right to cause legal or beneficial ownership of any such real property and related personal property or interest therein to be so contributed to the Operating Partnership or a Subsidiary of the Operating Partnership as part of the Company Asset Transfer or thereafter, and (ii) Buyer acknowledges that pursuant to Section 2.2(i) of the Agreement to Contribute, it is a condition precedent to the closing of the Golden State Acquisition that the Company Asset Transfer has been accomplished and is proceeding to the extent provided in such Section 2.2(i) of the Agreement to Contribute, as such Section 2.2(i) may be amended or waived by the parties to the Agreement to Contribute (which amendment or waiver shall not require the approval of Buyer).

     Section 1.25 "Company Charter" shall have the meaning set forth in the first paragraph of the Recitals hereof.

     Section 1.26 "Company Common Stock" shall have the meaning set forth in the first paragraph of the Recitals hereof.

     Section 1.27 "Company Excess Stock" shall have the meaning set forth in
Section 3.3(a).

     Section 1.28 "Company Leases" shall mean all retail property leases relating to the Company Properties.

     Section 1.29 "Company Notice" shall have the meaning as set forth in
Section 6.4(b).

     Section 1.30 "Company Plans" shall have the meaning set forth in Section 3.13(a).

     Section 1.31 "Company Preferred Stock" shall have the meaning set forth in the first paragraph of the Recitals hereof.

     Section 1.32 "Company Properties" shall have the meaning set forth in
Section 3.11(a).

     Section 1.33 "Company Registration Statement" shall have the meaning set forth in Section 3.5(a).

     Section 1.34 "Company Reports" shall have the meaning set forth in
Section 3.5(a).

     Section 1.35 "Company Stock" shall have the meaning set forth in the first paragraph of the Recitals hereof.

     Section 1.36 "Controlled Group Liability" shall have the meaning set forth in Section 3.13(f).

     Section 1.37 "Current Market Price" shall mean, as of any date of determination, the average of the volume weighted average price of the Company Common Stock (the "VWAP") on each of the twenty trading days immediately preceding such date, based upon the trading prices reported by the NYSE or any other nationally recognized exchange or quotation system on which the price of the Company Common Stock is quoted, as the VWAP for each day is reported by a firm of national reputation for the preparation of such reports proposed either by Buyer to the Company, or by the Company to Buyer, and in either case approved by the non-proposing party (such approval not to be unreasonably withheld or delayed).

     Section 1.38 "Debt Instruments" shall mean all notes, mortgages, deeds of trust or similar instruments which evidence or secure any indebtedness owing to the Company or any Subsidiary.

     Section 1.39 "Development Properties" shall have the meaning set forth in Section 3.11 (j).

     Section 1.40 "Development Budget and Schedule" shall have the meaning set forth in Section 3.11 (j).

     Section 1.41 "Disclosure Schedules" shall mean the volume or volumes of disclosure schedules delivered at or prior to the Closing pursuant to
Section 7.1(i).

     Section 1.42 "Employee Benefit Plans" shall have the meaning set forth in Section 3.13(f).

     Section 1.43 "Employees" shall have the meaning set forth in Section
3.13(f).

     Section 1.44 "Environmental Claim" shall have the meaning set forth in
Section 3.12(b).

     Section 1.45 "Environmental Matters" shall have the meaning set forth in
Section 3.12(b).

     Section 1.46 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor thereto.

     Section 1.47 "Exchange Act" shall have the meaning set forth in Section 3.4(g).

     Section 1.48 "Execution Closing" shall mean the date of execution and delivery of this Agreement.

     Section 1.49 "Exercise Restriction" shall have the meaning set forth in
Section 6.4(d).

     Section 1.50 "Existing Partners Registration Rights Agreement" shall mean that certain Registration Rights Agreement to be entered into as of the "Closing Date", as that term is defined in the Agreement to Contribute, by and among the Company and each of the Existing Partners listed on Exhibit A-1, in the form attached as Exhibit G.

     Section 1.51 "GAAP" shall have the meaning set forth in Section 3.5(b).

     Section 1.52 "Golden State Acquisition" shall mean the contribution of property to the Operating Partnership pursuant to the Agreement to Contribute.

     Section 1.53 "Government Authority" shall mean any government or state (or any subdivision thereof) of or in the United States, or any agency, authority, bureau, commission, department or similar body or instrumentality thereof, or any governmental court or tribunal.

     Section 1.54 "Hazardous Substance" shall have the meaning set forth in
Section 3.12(a).

     Section 1.55 "Hazardous Wastes" shall have the meaning set forth in
Section 3.12(a).

     Section 1.56 "HQ Space" shall have the meaning set forth in Section
3.11(a).

     Section 1.57 "HSR Act" shall have the meaning set forth in Section
3.4(g).

     Section 1.58 "Incentive Plan" shall have the meaning set forth in
Section 3.3(a).

     Section 1.59 "Indemnitors" shall have the meaning set forth in Section 8.2(a).

     Section 1.60 "Insurance Policies" shall have the meaning set forth in
Section 3.16.

     Section 1.61 "IRS" shall mean the Internal Revenue Service.

     Section 1.62 "Knowledge" shall have the meaning set forth in Section
3.19.

     Section 1.63 "Liabilities" shall mean, as to any Person, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such Person, whether accrued, vested or otherwise, whether in contract, tort, strict liability or otherwise which are either required by GAAP to be reflected in such Person's balance sheets or other books and records, or material to the Company, the Operating Partnership and the other Subsidiaries, taken as a whole, including (i) obligations arising from non-compliance with any law, rule or regulation of any Government Authority or imposed by any court or any arbitrator of any kind, (ii) all indebtedness or liability of such Person for borrowed money, or for the purchase price of property or services (including trade obligations), (iii) all obligations of such Person as lessee under leases, capital or other, (iv) liabilities of such Person in respect of plans covered by Title IV of ERISA, or otherwise arising in respect of plans for employees or former employees or their respective families or beneficiaries, (v) reimbursement obligations of such Person in respect of letters of credit, (vi) all obligations of such Person arising under acceptance facilities, (vii) all liabilities of other Persons, directly or indirectly, guaranteed, endorsed (other than for collection or deposit in the ordinary course of business) or discounted with recourse by such Person or with respect to which the Person in question is otherwise directly or indirectly liable, (viii) all obligations secured by any Lien on property of such Person, whether or not the obligations have been assumed, and (ix) all other items which have been, or in accordance with GAAP would be, included in determining total liabilities on the liability side of the balance sheet, and in all events excluding litigation matters involving tenants that arise and are dealt with in the ordinary course of business and operating equipment leases.

     Section 1.64 "Liens" shall mean all liens, mortgages, deeds of trust, deeds to secure debt, security interests, pledges, claims, charges, easements and other encumbrances of any nature whatsoever.

     Section 1.65 "Losses and Expenses" shall have the meaning set forth in
Section 8.2(a).

     Section 1.66 "Material Company Leases" shall have the meaning set forth in Section 3.11(f).

     Section 1.67 "Materials of Environmental Concern" shall have the meaning set forth in Section 3.12(b).

     Section 1.68 "New Company Title Policies" means the new ALTA owner's title insurance policies or date-down endorsements to existing owner's title insurance policies (in the case of new policies, in the amount of the fair market value of the applicable Company Property and containing customary endorsements) in each case dated as of the Closing Date, obtained or to be obtained by the Company or the Operating Partnership with respect to those Company Properties where (i) there is no existing owner's title insurance policy or (ii) the existing owner's title insurance policy is more than one
(1) year old. A schedule of those Company Properties where New Company Title Policies have been or will be obtained is attached to this Agreement as
Schedule 3.11(a)-(i). Such policies or endorsements shall show title to the applicable Company Property vested in the applicable entity described on such
Schedule 3.11(a)-(i) with respect thereto or in the Operating Partnership, subject to no liens or encumbrances other than (a) Permitted Liens, (b) those matters shown on Schedule B-1 of the Old Company Title Policies, and (c) those additional encumbrances (excluding monetary liens other than those listed on Schedule 3.9(a)) which do not materially affect the value or utility of the applicable Company Property, and which would be acceptable to institutional life insurance companies and commercial bank mortgage lenders in a similar context.

     Section 1.69 "Nomination Right" shall have the meaning set forth in
Section 6.5(a).

     Section 1.70 "NYSE" shall mean The New York Stock Exchange, Inc.

     Section 1.71 "Offered Securities" shall have the meaning set forth in
Section 6.4(b).

     Section 1.72 "Operating Partnership" shall have the meaning as set forth in the first paragraph hereof.

     Section 1.73 "Operating Partnership Preferred Units" shall mean the class of partnership units representing convertible preferred interests in the Operating Partnership and having the rights and preferences set forth in Exhibit C to the Operating Partnership Agreement.

          Section 1.74 "Operating Partnership Preferred Units Buyer" shall mean the collective reference to Blackacre SMC Holdings, L.P. and Blackacre SMC Holdings II, L.P., each a Delaware limited partnership, and the other "Existing Partners", as that term is defined in the Agreement to Contribute.

          Section 1.75 "Operating Partnership Units" shall mean the ownership interests in the Operating Partnership.

          Section 1.76 "Operating Partnership Agreement" shall mean that certain Agreement of Limited Partnership, dated as of November 14, 1997, including Exhibits A, B and C thereto and together with the First Amendment thereto, dated the date hereof, as amended from time to time.

          Section 1.77 "Other Company Properties" shall have the meaning set forth in Section 3.11(a).

          Section 1.78 "Other Company Title Policies" shall have the meaning set forth in Section 3.11(a).

          Section 1.79   "Pension Plans" shall have the meaning set forth in
Section 3.13(f).

          Section 1.80 "Permitted Exceptions" shall have the meaning set forth in Section 3.11(a).

          Section 1.81 "Permitted Liens" shall mean (i) Liens (other than liens imposed under ERISA) for taxes or other assessments or charges of Governmental Authorities that are not yet delinquent or that are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP,
(ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other Liens imposed by law and created in the ordinary course of business for amounts not yet overdue or which are being contested in good faith by appropriate proceedings, in each case, with respect to which adequate reserves or other appropriate provisions are being maintained by the Company or its Subsidiaries to the extent required by GAAP, (iii) the Company Leases, (iv) easements, rights-of-way, covenants and restrictions which are customary and typical for office or commercial properties similar to the Company Properties and which do not (x) interfere materially with the ordinary conduct of any Company Property or the business of the Company and its Subsidiaries as a whole or (y) detract materially from the value or usefulness of the Company Property to which they apply, (v) the Liens which were granted by the Company or any of its Subsidiaries to lenders pursuant to credit agreements in existence on the date hereof which are described in the Company Reports or Schedule 3.9(e) or which provide for the financing of the Company Properties in the ordinary course of the business of the Company or any Subsidiaries, as applicable.

          Section 1.82 "Person" shall mean any individual, partnership, corporation, limited liability company, business trust, joint stock company, unincorporated association, joint venture, other entity of whatever nature or Government Authority.

          Section 1.83   "Pro Rata Share" shall have the meaning set forth in
Section 6.4(b).

          Section 1.84   "Project" shall have the meaning set forth in
Section 3.11(j).

          Section 1.85 "Property Condition Reports" shall have the meaning set forth in Section 3.11(b).

          Section 1.86 "Property Restrictions" shall have the meaning set forth in Section 3.11 (a).

          Section 1.87 "Proxy Statement" shall have the meaning set forth in Section 3.21.

          Section 1.88 "Purchase Price" shall mean an amount equal to $70,000,000 to be paid by Buyer to the Company at the Closing.

          Section 1.89 "Purchased Shares" shall have the meaning set forth in Section 2.1.

          Section 1.90 "Registration Rights Agreement" shall mean the Registration Rights Agreement, to be dated as of the Closing Date, by and between the Company and Buyer.

          Section 1.91 "Regulatory Filings" shall have the meaning set forth in Section 3.4(g).

          Section 1.92   "REIT" shall have the meaning set forth in Section
3.8(b).

          Section 1.93 "Related Documents" shall mean (a) the Registration Rights Agreement, (b) the Articles Supplementary, (c) the Agreement to Contribute and (d) the Operating Partnership Agreement.

          Section 1.94   "Release" shall have the meaning set forth in
Section 3.12(b).

          Section 1.95   "Rent Roll" shall have the meaning set forth in
Section 3.11(f).

          Section 1.96 "REOC Qualification Date" shall have the meaning set forth in Section 3.18(b).

          Section 1.97 "Rights Exercise Notice" shall have the meaning set forth in Section 6.4(b).

          Section 1.98   "SEC" shall have the meaning set forth in Section
3.5(a).

          Section 1.99   "Securities Act" shall have the meaning set forth in
Section 3.4(g).

          Section 1.100 "Securities Laws" shall have the meaning set forth in Section 3.5(a).

          Section 1.101 "Subsidiaries" shall mean, collectively, the Operating Partnership and any other Person in which the Company owns a direct or indirect equity interest and of which the Company is the direct or indirect general partner or managing member or as to which the Company has the right to elect a majority of the board of directors or other governing body, or otherwise direct the management of its business and affairs.

          Section 1.102 "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax" also includes any amounts payable pursuant to any tax sharing agreement to which any relevant entity is liable as a successor or pursuant to contract.

          Section 1.103 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          Section 1.104  "Tenancy Leases" shall have the meaning set forth in
Section 3.11(l).

          Section 1.105  "Welfare Plans" shall have the meaning set forth in
Section 3.13(f).

                                 ARTICLE 2

                Purchase and Sale of Shares; Stock Purchase

          Section 2.1 "Purchase and Sale." Subject to the terms and conditions hereof, at Closing the Company will issue, sell and deliver, and Buyer will purchase and acquire from the Company an aggregate of 2,800,000 shares of Company Preferred Stock (the "Purchased Shares").

          Section 2.2 "Consideration." Subject to the terms and conditions hereof, at Closing, Buyer shall deliver to the Company the Purchase Price by wire transfer of immediately available funds in U.S. dollars to the account or accounts specified by the Company.

          Section 2.3 "Closing." Subject to the terms and conditions hereof, at the Closing on the Closing Date, the Company will issue, sell, and deliver, and Buyer will purchase and acquire from the Company the Purchased Shares.

          Section 2.4 "Additional Agreements and Stock Purchase Deliveries." (a) At the Closing, and as a condition to Buyer's obligations hereunder to effect the transactions contemplated hereby, the Company and Buyer shall enter into a registration rights agreement (the "Registration Rights Agreement"), in substantially the form of Exhibit B hereto, together with such other agreements set forth in Section 7.1(a), each of which shall be satisfactory in form and substance to Buyer and the Company.

          (b) In addition to the other things required to be done hereby, at Closing, the Company shall deliver, or cause to be delivered, to Buyer the following: (i) stock certificates representing the number of Purchased Shares to be issued and delivered in connection with such Stock Purchase, free and clear of all Liens (unless created by Buyer or any of its Affiliates), with all necessary stock transfer and other documentary stamps attached, (ii) a certificate, dated the Closing Date and validly executed on behalf of the Company, as contemplated by Section 7.1(b), (iii) evidence or copies of any consents, approvals, orders, qualifications or waivers required pursuant to
Section 7.1, (iv) all certificates and other instruments and documents required by this Agreement to be delivered by the Company to Buyer at or prior to Closing, and (v) such other instruments reasonably requested by Buyer, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

          (c) In addition to the delivery of the Purchase Price and the other things required to be done hereby, at Closing, Buyer shall deliver, or cause to be delivered, to the Company the following: (i) a certificate, dated the Closing Date and validly executed by Buyer, as contemplated by Section 7.2(b), (ii) if not previously delivered to the Company, all other certificates, documents, instruments and writings required pursuant hereto to be delivered by or on behalf of Buyer at or before Closing, and (iii) such other instruments reasonably requested by the Company, as may be necessary or appropriate to confirm or carry out the provisions of this Agreement.

          Section 2.5 "Time and Place of Stock Purchase." The Closing shall take place on the Closing Date at the offices of Cadwalader, Wickersham & Taft at such time as the Company and Buyer shall mutually agree.

          Section 2.6 "Right to Assign." Buyer may assign its rights and delegate its obligations created hereby to purchase the Purchased Shares in accordance with the provisions of Section 10.5.

                                  ARTICLE 3

  Representations and Warranties of the Company and the Operating Partnership

          The Company and the Operating Partnership hereby represent and warrant, jointly and severally, to Buyer as follows:

          Section 3.1 "Organization and Qualification, Subsidiaries." (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and conduct the business in which it is engaged or proposes to engage through the Operating Partnership and to enter into this Agreement and those other Related Documents to which it is a party, and to perform its obligations hereunder and thereunder.

          (b) The Operating Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and conduct the business in which it engages and proposes to engage and to enter into this Agreement and the Related Documents to which it is a party, and to perform its obligations hereunder and thereunder.

          (c) Each of the Subsidiaries of the Company other than the Operating Partnership is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the corporate, partnership or limited liability company power and authority to own its properties and conduct the business in which it is engaged or proposes to engage.

          (d) Each of the Company and the Subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except as set forth in Schedule 3.1(d).

          (e) Schedule 3.1(e) sets forth the name of each Subsidiary of the Company or the Operating Partnership (whether owned directly or indirectly through one or more intermediaries). All of the outstanding shares of capital stock of, or other equity interest in, each of the Subsidiaries owned by the Company or the Operating Partnership are duly authorized, validly issued, fully paid and nonassessable, and are owned, directly or indirectly, by the Company or the Operating Partnership free and clear of all Liens, except as set forth in Schedule 3.1(e). The following information for each Subsidiary is set forth in Schedule 3.1(e), if applicable: (i) its name and jurisdiction of incorporation or organization, (ii) the type of and percentage interest held by the Company or Operating Partnership in the Subsidiary and, in the case of Subsidiaries, the partnership agreement or other organizational documents of the Subsidiary, and (iii) any loans from the Company or the Operating Partnership to, or priority payments due to the Company or the Operating Partnership from, the Subsidiary, and the rate of return thereon. Except as set forth in Schedule 3.1(e), there are no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate the Company or any of the Subsidiaries to issue, transfer or sell any shares of capital stock or equity interests in any of the Subsidiaries.

          Section 3.2    "Authority Relative to Agreements; Board Approval."
(a) As of the date hereof, the execution, delivery and performance of this Agreement and the Related Documents, and the filing with the Maryland Department of Assessments and Taxation of the Articles Supplementary, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity. Upon the issuance of shares of Company Preferred Stock, the Articles Supplementary will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

          (b) The shares of Company Preferred Stock to be acquired pursuant to this Agreement have been duly authorized for issuance, and upon issuance will be duly and validly issued, fully paid and nonassessable. When issued and delivered against payment therefor as provided herein, Buyer will receive good title to such shares of Company Preferred Stock, free and clear of all Liens, security interests, pledges, charges, encumbrances, shareholders' agreements and voting trusts, subject to any rights of Buyer hereunder and under the Registration Rights Agreement and except for those resulting from any action taken by Buyer. The shares of Company Common Stock issuable upon conversion of the Company Preferred Stock in accordance with the provisions of the Articles Supplementary will, upon issuance upon such conversion, be duly and validly issued, fully paid and nonassessable.

          Section 3.3 "Capital Stock and Units." (a) The authorized capital stock of the Company on the date hereof consists of 75,000,000 shares of Company Common Stock, and 5,000,000 shares of preferred stock, of which 4,800,000 shall be designated Company Preferred Stock upon the filing of the Articles Supplementary, and 20,000,000 shares of excess stock of the Company (the "Company Excess Stock"), par value $0.01 per share. As of September 30, 1997, there were 23,432,852 shares of Company Common Stock issued and outstanding, no shares of such preferred stock issued and outstanding and no shares of Company Excess Stock issued and outstanding and, as of the date of the Execution Closing, there is no change except for an immaterial change in the number of shares of Company Stock outstanding. All such issued and outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. In addition, as of the date of the Execution Closing, the Company has reserved out of its authorized shares of Company Common Stock 7,804,878 (or such other number of shares of Company Common Stock as may from time to time be required to effect any conversion of shares of Company Preferred Stock) shares of Company Common Stock for issuance upon conversion or exchange of the shares of Company Preferred Stock and the Operating

Partnership Preferred Units. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities the holders of which have the right to vote) with the stockholders of the Company on any matter. Except for the options awarded and the Company's Stock Option and Incentive Plan as amended on May 6, 1997 (the "Incentive Plan"), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock or other equity interests of the Company except with respect to certain "put" rights as disclosed in Schedule 3.1(e) and with respect to the contingent rights to receive Operating Partnership Common Units as set forth in Schedule 3.3(b). The consummation of the transactions contemplated in this Agreement will not give rise to any preemptive rights or antidilution rights exercisable by any holder of Company Stock except for any such rights which have been waived.

          (b) Schedule 3.3(b) describes the number of Operating Partnership Units which will be outstanding immediately after the Closing (after giving effect to the transactions contemplated hereby and by the Agreement to Contribute), subject to change from the date of Execution Closing to the Closing Date (and which Schedule 3.3(b) shall be updated to the Closing Date such that it is true, correct and complete as of the Closing Date, as provided in Section 7.1(u) of this Agreement), which represents the sum of:
(i) a number of Operating Partnership Common Units to be held by the Company not in excess of the number of shares of Company Common Stock then outstanding, (ii) the number of Operating Partnership Common Units then outstanding and issued to the contributors in connection with the Golden State Acquisition as provided in the Agreement to Contribute, (iii) that number of Operating Partnership Preferred Units equal to the number of shares of Company Preferred Stock then outstanding and issued to Buyer hereunder,
(iv) the number of Operating Partnership Preferred Units then outstanding and issued to the Operating Partnership Preferred Units Buyer and (v) that number of Operating Partnership Common Units to be held by other contributors of property to "downREIT" partnership Subsidiaries of the Company or the Operating Partnership, estimated not to exceed 2,800,000 Operating Partnership Units, which number shall be set forth in Schedule 3.3(b). All such Operating Partnership Units will be validly issued, fully paid and, in the case of limited partnership units, nonassessable. Immediately after the Closing (after giving effect to the transactions contemplated hereby and by the Agreement to Contribute), the Company will own the number of Operating Partnership Common Units referred to in clause (i) of the first sentence of this Section 3.3(b), and 2,800,000 Operating Partnership Preferred Units referred to in clause (iii) of the first sentence of this Section 3.3(b). Except as aforesaid, there will be no other Operating Partnership Units issued or outstanding and no classes of units, or any other form of general or limited partnership interest, of the Operating Partnership issued or outstanding immediately after the Closing (after giving effect to the transactions contemplated hereby and by the Agreement to Contribute). Except as set forth in Schedule 3.3(b), as of the Closing Date, the Operating Partnership will not have issued or granted securities convertible into interests in the Operating Partnership, and will not be a party to any outstanding commitments of any kind relating to, or any agreements or understandings with respect to, interests in the Operating Partnership, whether issued or unissued. The Operating Partnership Preferred Units that will be owned by the Company from and after the Closing will have in all material respects the same distribution and liquidation preferences with respect to the Operating Partnership as the Company Preferred Stock has with respect to the Company, which distributions shall be applied by the Company exclusively to satisfy the rights of the holders of the Company Preferred Stock.

          (c) Except as set forth in Schedule 3.3(c) and except for interests in the Subsidiaries of the Company and the Operating Partnership, none of the Company or any of its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

          Section 3.4 "No Conflicts; No Defaults, Required Filings and Consents." Except as contemplated hereby, neither the execution and delivery by the Company hereof nor the consummation by the Company or any Subsidiary of the transactions contemplated hereby in accordance with the terms hereof, will:

          (a) conflict with or result in a breach of any provisions of the Company Charter or By-laws of the Company;

          (b) conflict with or result in a breach of any provisions of the Operating Partnership Agreement or any amendment thereto;

          (c) except as set forth in Schedule 3.4(c), result in a breach or violation of, a default under, or the triggering of any right, payment or other obligation pursuant to, or accelerate vesting under, any of the Company stock option plans or Operating Partnership Unit option plans or similar compensation plans or any grant or award made under any of the foregoing;

          (d) violate or conflict with any regulation, rule, order or administrative position of NYSE, or any other national securities exchange on which the Company Common Stock is listed;

          (e) except as set forth in Schedule 3.4(e), violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction applicable to the Company or its Subsidiaries;

          (f) except as set forth in Schedule 3.4(f), violate or conflict with or result in a breach of any provision of, or constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of the Company or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries or any of their properties is bound or affected;

          (g) except as set forth in Schedule 3.4(g), require any consent, approval or authorization of, or declaration, filing or registration with, any Government Authority, other than any filings required under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), state securities laws ("Blue Sky Laws") (collectively, the "Regulatory Filings"), and any filings required to be made with the Office of the Secretary of the State of Maryland and NYSE or any other national securities exchange on which the Company Common Stock is listed; or

          (h) conflict with or result in a breach of any provision of the organizational documents of any Subsidiary.

          Section 3.5 "SEC and Other Documents, Financial Statements; Undisclosed Liabilities." (a) The Company has delivered or made available to Buyer, or there are commercially available to Buyer in the ordinary course, all annual, quarterly or current reports of the Company filed with the Securities and Exchange Commission ("SEC") under the Exchange Act, and, in connection with the Company's public offering of Company Common Stock commenced in April 1997, the registration statement bearing number 333-31591, and all exhibits, amendments and supplements thereto (collectively, the "Company Registration Statement"), and each report, registration statement, or proxy statement and all exhibits thereto prepared by it or relating to its properties, in each case since January 1, 1994 (except as to the Company Registration Statement, as to which the applicable date shall be the effective date thereof), which are set forth in Schedule 3.5(a), each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "Company Reports"). The Company Reports were filed with the SEC in a timely manner and constitute all forms, reports and documents required to be filed by the Company under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder (the "Securities Laws"). As of their respective dates, the Company Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided, however, that as to the compliance of the Company Reports with the requirements of the Securities Laws, insofar as such representation is made as to matters of form established in the Securities Laws, and assuming that such Company Reports were prepared under the direction of and with the advice of independent counsel and auditors to the Company, it is a representation made to the Company's Knowledge. There is no unresolved violation or position asserted by any Government Authority with respect to any of the Company Reports.

          (b) Except as set forth in Schedule 3.5(b), each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, stockholders' equity (deficit) and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presented the results of operations, retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as may be noted therein and except in the case of the unaudited statements, normal recurring year-end adjustments.

          (c) Except as and to the extent set forth in the Company Reports or any Schedule hereto, none of the Company or any of the Subsidiaries has any Liabilities.

          Section 3.6 "Litigation, Compliance With Law." (a) Except as disclosed in Schedule 3.6(a), there are no Actions pending or, to the Company's Knowledge, threatened against the Company or any of the Subsidiaries which question the validity hereof or any action taken or to be taken in connection herewith, and there are no continuing orders, injunctions or decrees of any Government Authority to which the Company or any of its Subsidiaries is a party or by which any of its properties or assets are bound.

          (b) To the Company's Knowledge, none of the Company or its Subsidiaries is in violation of any statute, rule, regulation, order, writ, decree or injunction of any Government Authority or any body having jurisdiction over them or any of their respective properties, except as set forth in Schedule 3.6(b), provided, however, that this Section 3.6(b) shall not apply to facts or matters otherwise set forth in (or by reference in)
Section 3.11 or Section 3.12 as to which Sections 3.11 or 3.12 shall apply.

          Section 3.7 "Absence of Certain Changes or Events." Except as disclosed in the Company Reports filed with the SEC prior to the date hereof, as contemplated by any of the Related Documents or in Schedule 3.7, since September 30, 1997, the Company and each of its Subsidiaries have conducted their business only in the ordinary course of such business and have not acquired any real estate or entered into any financing arrangements in connection therewith or conducted their business, other than in each case in the ordinary course of its business, and there has not been (a) any change, circumstance or event that would reasonably be expected to result in an adverse effect on the business, operations or condition (financial or otherwise) of the Company, the Operating Partnership and the Subsidiaries, considered as a whole, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company Common Stock, except for dividends in the ordinary course of business consistent with past practice or otherwise, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of the Subsidiaries other than in the ordinary course of business or (d) any change in the Company's accounting principles, practices or methods other than as required by changes in GAAP and related accounting practices or procedures. Except as set forth in Schedule 3.7, the Company is not now contemplating entering into any Commitment which, had it occurred on or before the date hereof, would be required to be disclosed in the Company Reports or in Schedule 3.7.

          Section 3.8 "Tax Matters; REIT and Partnership Status." (a) The Company and each of the Subsidiaries has timely filed with the appropriate taxing authority all Tax

Returns required to be filed by it or has timely requested extensions and any such request has been granted and has not expired. Each such Tax Return is complete and accurate in all respects. All Taxes shown as owed by the Company or any of the Subsidiaries on any Tax Return have been paid or accrued, except for Taxes being contested in good faith and for which adequate reserves have been taken, in the reasonable opinion of the Company. The Company and each of the Subsidiaries has properly accrued all Taxes for such periods subsequent to the periods covered by such Tax Returns as required by GAAP. Except as set forth in Schedule 3.8(a), none of the Company or any of the Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any Tax. Except as set forth in Schedule 3.8(a), none of the Company or any of the Subsidiaries is a party to any pending action or proceedings by any taxing authority for assessment or collection of any Tax, and no claim for assessment or collection of any Tax has been asserted against it. True and complete copies of all federal, state and local income and franchise Tax Returns, or any extensions applicable thereto, filed by the Company and each of the Subsidiaries for the taxable years 1994 to the present and all communications relating thereto, have been delivered to Buyer or have been made available for inspection by its representatives. Except as set forth in Schedule 3.8(a), no claim has been made by an authority in a jurisdiction where the Company or any of the Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth in Schedule 3.8(a), there is no dispute or claim concerning any Tax liability of the Company or any of the Subsidiaries claimed or raised by any taxing authority in writing. As of the date hereof, the Company is a "domestically-controlled" REIT within the meaning of Code
Section 897(h)(4)(B). Except as set forth in Schedule 3.8(a), to the Company's Knowledge no person or entity which would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in the Company. The Company is not a "Pension-Held REIT" within the meaning of Section 856(h)(3)(D) of the Code.

          (b) The Company (i) intends in its federal income tax return for the tax year ended December 31, 1997 and for the tax year that will end on December 31, 1998 to elect to be taxed as a real estate investment trust within the meaning of Section 856 of the Code ("REIT") and has complied (or will comply) with all applicable provisions of the Code relating to a REIT,
(ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for each of its taxable years, (iii) has not taken or omitted to take any action which would reasonably be expected to result in a challenge to its status as a REIT, and no such challenge is pending or, to the Company's Knowledge, threatened, and (iv) assuming the accuracy of Buyer's representations in Section 4.6 and Section 4.7, will not be rendered unable to qualify as a REIT for federal income tax purposes as a consequence of the transactions contemplated hereby, including without limitation any exchange of Operating Partnership Preferred Units by any holders thereof by the Company for Company Preferred Stock or Company Common Stock, or both.

          (c) Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated hereby by any employee, officer, or director of the Company, or the Operating Partnership or any of their Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment, severance or termination agreement, other compensation arrangement or plan currently in effect, would not be characterized as an "excess parachute payment" (as such term is defined in Section 28OG(b)(1) of the Code).

          (d) The disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any amount paid or payable by the Company or any of its Subsidiaries under any contract, stock plan, program, arrangement or understanding currently in effect.

          (e) The Company and all of its predecessors was eligible to and did validly elect to be taxed as a REIT for federal income tax purposes for calendar year 1987 and all subsequent taxable periods. The Operating Partnership is and each Subsidiary of the Company organized as a partnership (and any other Subsidiary that files Tax Returns as a partnership for federal income tax purposes) was, in the case of each such Subsidiary, and continues to be classified as a partnership for federal income tax purposes.

          Section 3.9 "Compliance With Agreements; Liens." (a) Neither the Company nor any of the Subsidiaries is in default under, or in violation of any provision of, the Company Charter, the By-laws of the Company or the Operating Partnership Agreement (or equivalent documents), except as set forth in Schedule 3.9(a).

          (b) The Company and each of the Subsidiaries have filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Government Authority and all other material reports and statements required to be filed by them, and have paid all fees or assessments due and payable in connection therewith, except as set forth in Schedule 3.9(b). There is no unresolved violation asserted by any regulatory agency, nor has the Company received notice from any regulatory agency with respect to any report or statement relating to an examination of the Company or any of the Subsidiaries.

          (c) The Company Reports describe all material agreements (other than agreements providing for the Golden State Acquisition and agreements entered into in the ordinary course of business relating to Company Leases, indebtedness of the Company, commitments with respect thereto, the acquisition or development or construction of, additions or expansions to, or management or leasing services for commercial buildings or other real properties) which are currently in effect and under which the Company or any Subsidiaries currently has, or expects to incur any obligation. Schedule 3.9(c) sets forth a complete and accurate list of all material agreements entered into by the Company or any Subsidiary as of the date hereof which are not listed in the Company Reports or any other Schedule hereto, including the material Debt Instruments, except for agreements providing for the Golden State

Acquisition and the Related Documents. True and complete copies of each agreement set forth in Schedule 3.9(c) have been delivered or made available to Buyer.

          (d) Subject to the provisions of Section 3.11, which as to facts or matters otherwise set forth therein (or by reference therein) such Section
3.11 shall be applicable and this Section 3.9(d) shall not be applicable, each agreement and instrument of the Company is in full force and effect as against the Company and, as against the other parties thereto, no payments, if any, thereunder are delinquent, and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries and there does not exist under any agreement of the Company or any of its Subsidiaries any default by the Company or any Subsidiary, and no event has occurred which, with notice or lapse of time or both, would constitute such a default by the Company or any Subsidiary.

          (e) Schedule 3.9(e) sets forth a true, complete and correct list of all Liens which could materially adversely affect the value of the Company or the Company Properties other than those described in the Company Reports, Liens under credit agreements providing for the financing of the Company Properties and entered into by the Company or its Subsidiaries in the ordinary course of business, Permitted Exceptions relating to Company Properties and items (i) - (iv) in the definition of Permitted Liens.

          Section 3.10 "Financial Records; Company Charter and By-laws; Corporate Records." (a) The books of account and other financial records of the Company and each of the Subsidiaries are in all respects true and complete, have been maintained in accordance with good business practices, and are accurately reflected in all respects to the extent required by GAAP in the financial statements included in the Company Reports, except as set forth in Schedule 3.10(a).

          (b) The Company has previously delivered or made available to Buyer true and complete copies of the Company Charter and the By-laws of the Company, as amended to date, the Operating Partnership Agreement, and the charter, by-laws, organization documents, partnership agreements and joint venture agreements of the Subsidiaries, and all amendments thereto. All such documents are listed in Schedule 3.1(e) or Schedule 3.18(g). A true, complete and correct chart of the Company, the Operating Partnership, and the Subsidiaries showing ownership, voting rights and contractual relationships affecting ownership and voting rights, and identifying the general partner of any limited partnerships, is set forth in Schedule 3.10(b).

          (c) The minute books and other records of corporate or partnership proceedings of the Company and each of the Subsidiaries have been made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees of the Board of Directors of the Company and their Subsidiaries which are corporations and all actions of the partners of the Operating Partnership and Subsidiaries which are partnerships, and all actions of the members of Subsidiaries which are limited liability companies except for documentation of discussions relating to or in connection with the transactions contemplated hereby or matters related thereto, except as set forth in Schedule 3.10(c).

          Section 3.11 "Properties." (a) Title Matters. Schedule 3.11(a) sets forth as of the date of this Agreement a complete and accurate list and the location of all real property directly or indirectly owned, all or in part, by the Company, the Operating Partnership or any of the Subsidiaries, or as to which the Company or its Subsidiaries has a leasehold interest (collectively, and together with the land thereunder, all buildings, structures and other improvements and fixtures (other than trade fixtures owned by tenants under the terms of the Company Leases (as defined below)) located on or under such land, and all easements, rights and other appurtenances to such land, the "Company Properties"), other than the office space leased by the Company from which the Company operates its business which is listed separately on Schedule 3.11(a) as HQ Space (the "HQ Space"). For purposes of this Section 3.11, the Company Properties expressly do not include the properties acquired in the Golden State Acquisition; however, the Company represents and warrants that neither the Company nor any of its Subsidiaries have transferred title to any of the assets acquired in the Golden State Acquisition. As of the date of this Agreement, the Company or, in the case of Company Properties owned by Subsidiaries, the Subsidiary indicated on Schedule 3.11(a), owns good and marketable fee simple title (or, if so indicated in Schedule 3.11(a), leasehold title) to each of the Company Properties, and such title is (i) in the case of those Company Properties identified on Schedule 3.11(a)-(i), to the Company's Knowledge, free and clear of any Liens, title, defects, restrictions or covenants, or reservation of interests in title, except for (A) Permitted Liens, (B) zoning, building, fire, health, environmental and pollution control laws and other land use laws, ordinances, rules and regulations applicable to the Company Properties,
(C) all matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors, and (D) all other matters listed as exceptions on Schedules B-1 of the New Company Title Policies or shown on any survey of the Company Properties listed on Schedule 3.11(a)-(ii) or obtained by Buyer, and (ii) in the case of all other Company Properties (the "Other Company Properties"), to the Company's Knowledge, free and clear any Liens, title defects, restrictions or covenants or reservation of interests in title, except for (A) Permitted Liens, (B) zoning, building, fire, health, environmental and pollution control laws and other land use laws, ordinances, rules and regulations applicable to the Company Properties, (C) all matters whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors, and (D) all other matters listed as exceptions in Schedule B-1 of the existing title policies (lender's or owner's) provided to or made available to Buyer prior to the date of this Agreement and issued with respect to the Other Company Properties (the "Other Company Title Policies") or shown on any survey of the Company Properties
listed on Schedule 3.11(a)-(ii) or obtained by Buyer (items (i) (A)   through
(D) and (ii)(A) through (D) are collectively the "Permitted Exceptions").
The Company also represents and warrants that, with respect to the Other Company Properties, it has not voluntarily created any liens or encumbrances not listed as exceptions to title to the Other Company Properties since the date of the Other Company Title Policies, other than items which constitute Permitted Liens. None of the Permitted Exceptions interferes with, impairs, or is violated by the existence of any building or other structure or improvement which constitutes a part of, or the present use, occupancy or operation (or, if currently under rehabilitation or development, such rehabilitation or development) of the Company Properties in any material respect taken as a whole. Except as shown or described in any of the Permitted Exceptions, or any survey listed on
Schedule 3.11 (a)-(ii) or obtained by Buyer, no material improvements constituting a part of any Company Property encroach on real property not constituting a part of such Company Property or an abutting Company Property unless there is a valid easement for the benefit of the Company with respect thereto, with customary duration and terms for institutional quality shopping centers, of a type generally acceptable to institutional lenders, nor, except as so described or disclosed, are there other material adverse matters (which, in the case of Company Properties with respect to which there is a survey listed on Schedule 3.11(a)-(ii), has arisen since the date thereof, or at any time in the case of all other Company Properties) that would be disclosed by a current ALTA survey. To the Company's Knowledge and except as may be shown or indicated in any of the Permitted Exceptions, all parcels of land included in each Company Property that purport to be contiguous are contiguous and are not separated by strips, gaps or gores. All applicable premiums with respect to the title policies regarding the Company Properties have been paid, and to the Knowledge of the Company such policies are in full force and effect. Except as set forth in Schedule 3.11(a), there is no material outstanding claim, nor, to the Company's Knowledge, has any claim been made by the Company or its Subsidiaries, or by any other party, that would reduce the stated coverage under any such policy. True and complete copies of all such policies and the surveys listed on Schedule 3.11(a)-(ii) of each of the Company Properties in the possession or control of the Company have been made available by the Company to Buyer or to its representatives, and as of the date of this Agreement neither the Company nor any of the Subsidiaries has any more recent policies or surveys for the Company Properties.

          (b) Permitting and Compliance with Laws; Uninsured Damage from Casualty; Property Condition. Except as set forth in Schedule 3.11(b) and except with respect to the Development Properties, to the Company's Knowledge there has been obtained and is in full force and effect (i) any material currently required certificate, permit or license (including certificates of occupancy (or equivalent) for tenant space) from any Government Authority having jurisdiction over any Company Property and (ii) any agreement, easement or other right which is necessary to permit the lawful use, occupancy or operation of the existing buildings, structures or other improvements which constitute a part of any of the Company Properties as currently used, occupied or operated or which are necessary to permit the lawful use and operation of any current utility service to any Company Property or of any currently utilized driveways, roads or other currently utilized means of egress and ingress to and from any of the Company Properties and there is not pending, or to the Company's Knowledge, threatened (in writing) Action against the Company for the cancellation or material adverse modification of any of same. To the Company's Knowledge (provided, however, that with respect to the Properties listed on Schedule 3.11(b)-(i), such representation shall be absolute, and shall not be qualified by Knowledge, with respect to uses allowed under zoning laws ), each Company Property is in material compliance (compliance being deemed to include for such purposes preexisting lawful zoning nonconformaties) with each federal, state or municipal law, ordinance, order, regulation or requirement, including any applicable zoning law or building code, or any insurance requirements applicable to any Company Property. Except as set forth in Schedule 3.11(b), neither the Company nor the Subsidiaries have received notice of any violation of the Americans with Disabilities Act (the "ADA") from any Government Authority or any notice from any other Person as to a material violation of the ADA which the Company believes, in good faith, is valid, in each case which have not been cured (or settled, with no further payments or performance due from the Company or any Subsidiary, in the case of private matters). Except as set forth in Schedule 3.11(b), there is no uninsured current physical damage to any Company Property from casualty in excess of $100,000. Except for repairs identified in the Capital Expenditure Budget and Schedule and as set forth in the Company Reports or the Property Condition Reports, to the Company's Knowledge each Company Property other than a Development Property (i) is in good or better operating condition and repair and is structurally sound, and (ii) consists of sufficient land, parking areas, driveways and other improvements and lawful means of access and utility service and capacity to permit the use thereof in the manner and for the purposes to which it is presently devoted (or, in the case of the Development Property and except as noted in Section 3.11(j) or Schedule 3.11(j), for the development and operation thereon of the applicable Project), except, in each such case, to the extent that failure to meet such standards would not materially and adversely affect the use or occupancy of the Company Properties. The Company has made available to Buyer or to its representative true and complete copies of the most recent existing third party engineering and other third property condition reports relating to the condition of any Company Property prepared for the Company or otherwise in the Company's or any Subsidiary's possession, and all other such reports in the Company's or any Subsidiaries possession that sets forth material adverse facts with respect to the condition of any Company Property (collectively, the "Property Condition Reports").

          (c) Condemnation and Other Property-Related Actions. Except as set forth in Schedule 3.11(c), or the Company Reports, or which are included in the Permitted Exceptions, there is no currently pending or, to the Company's Knowledge, threatened (in writing) (i) rezoning, condemnation or eminent domain proceedings with respect to any Company Properties other than road widenings or changes of grade of roads which would not have a material adverse effect on the applicable Company Property's value or operations, (ii) change in the assessed valuation of any Company Property which would have a material adverse effect on the applicable Company Property's value, (iii) special assessment against any Company Property, or (iv) so-called "impact fee" or any agreement with any Government Authority to hereafter pay for sewer extension, oversizing utilities, lighting or like expenses or charges for work or services by such Government Authority except as set forth in the Capital Expenditure Budget and Schedule or any Development Budget and Schedule and except as reflected in the current operating statements for the Company Properties, all of which have previously been delivered or made available to Buyer.

          (d) Independent Unit. Except for matters included in the Permitted Exceptions, each of the Company Properties is an independent unit which does not rely on any facilities, other than the facilities of public utility companies and water and sewer departments or districts, which are connected to the Company Properties through valid and customary easements, if necessary or appropriate, located on any property not included in such Company Property to fulfill any municipal or governmental requirements or for the furnishing to such

Company Property of any essential building systems or utilities, or access or parking other than facilities the benefit of which inures to the Company Properties pursuant to one or more valid easements, or facilities which are located on or abutting Company Properties pursuant to one or more valid easements and are sufficient to serve more than one property adequately and lawfully. Each of the Company Properties other than the Development Properties is served by adequate water and sanitary systems and other utilities currently used in the operation of such Company Property, and each of the Company Properties has lawful access to public roads, in all cases sufficient for the current use and occupancy of each Company Property. To the Company's Knowledge and except as may be shown or described in any of the Permitted Exceptions, no material portion of any building improvements included in any Company Property lies in any area designated by the U.S. Army Corps of Engineers or other Governmental Authority as a special flood hazard area unless the Company or the applicable Subsidiary maintains all required flood insurance with respect thereto.

          (e)  INTENTIONALLY OMITTED.

          (f) Leasing Matters. Attached hereto as Schedule 3.11(f) is a rent roll covering each Company Property (the "Rent Roll") which Rent Roll is true, complete and correct as of October 31, 1997 in all material respects. The Rent Roll attached as Schedule 3.11(f) shall be updated to a date not more than five (5) Business Days prior to the Closing, and it shall be a condition to the Buyer's obligation to close that such updated rent roll, shall not show any material variations from the attached Rent Roll, other than variations in the ordinary course of the Company's and its Subsidiaries' business, which variations from the version of the Rent Roll attached hereto as Schedule 3.11(f) do not have a material adverse effect on the Company Properties. As of the date thereof, the Rent Roll lists all Company Leases for any portion of each Company Property or otherwise affecting each Company Property, and is accurate and complete in all material respects as of the date of the Rent Roll. The copies of the Company Leases which have been delivered or made available to Buyer are true, correct and complete, and constitute all outstanding Company Leases known to the Company relating to each Company Property. The Company shall promptly provide true, complete and correct copies of any Company Leases entered into after the date of this Agreement to Buyer. Each Company Lease (i) is in full force and effect with respect to the Company or the applicable Subsidiary, and, to the Company's Knowledge, the applicable tenant; and (ii) constitutes the entire agreement between the Company and applicable Subsidiary and such tenant with respect to the applicable Company Property and includes any other agreements between such parties related in any way to such Property. Except as set forth on the Rent Roll, Schedule 3.11(f), or the Capital Expenditure Budget and Schedule, all tenant improvements and other improvements required to be furnished, constructed or installed or paid for by a Company or Subsidiary as landlord under each Company Lease (and to the Company's Knowledge, by any predecessor landlord under such Company Lease) has been fully performed and has been fully paid or will be fully performed and paid on or before the Closing Date except as otherwise expressly indicated on the Rent Roll, Schedule 3.11 (f) or the Capital Expenditure Budget and Schedule. To the Company's Knowledge, neither the Company nor any Subsidiary is in default in the performance of any material obligation under any of the Company Leases (or any agreements incorporated therein by reference) and the

Company has no Knowledge of any circumstances which, merely with the passage of time or the giving of notice, or both, would constitute an event of default by landlord under any of the Company Leases. Except as set forth on the Rent Roll or Schedule 3.11(f), to the Company's Knowledge, no tenant is in monetary default beyond 30 days or material nonmonetary default under its Company Lease. Except as indicated in the Rent Roll or Schedule 3.11(f), (x) no advance rent or other payment has been made with respect to any Company Lease except rental for the current month, other than security deposits in the ordinary course, (y) no tenant which is currently paying rent, or which is reflected in the Company's balance sheets, financial statements, other operating statements or Company Reports as paying rent, is entitled to any unexpired free rent period or other unexpired concession under its Company Lease and (z) there is no obligation under the Company Lease for the refunding of a security deposit. Except as otherwise expressly set forth in the Rent Roll or as set forth on Schedule 3.11(f), to the Company's Knowledge there are no actions, voluntary or involuntary, pending against any tenant under any bankruptcy or insolvency laws. Except as shown on the Rent Roll, on Schedule 3.11(f), or in any of the Company Leases, and except for certain rights of first refusal which are set forth in the sections of the partnership agreements referenced in Schedule 3.1(e) and which relate to partnerships in which the Company and the Subsidiaries collectively, directly or indirectly, own less than a 100% interest, neither the Company nor any Subsidiary has granted to any Person (including without limitation tenants under Company Leases) any option or right of first refusal, first offer or first opportunity or comparable right to acquire any interest in any Company Property or any portion thereof, and the Company has no Knowledge that any other Person has granted any such option or right of first refusal or first opportunity to acquire which remains in force and effect. In addition, and without limiting the generality of the foregoing, with respect to each Company Lease for premises larger than 10,000 square feet of rentable space (collectively, the "Material Company Leases"), except as set forth in
Schedule 3.11(f) or in the Rent Rolls, (i) no tenant under any Material Company Lease is more than 30 days in arrears in the payment of base rent, and (ii) no tenant under any of the Material Company Leases has any options, rights of first offer, rights of first refusal or first opportunity or comparable rights to purchase any portion of any Company Property. None of the Material Company Leases and none of the rents or other amounts payable thereunder has been assigned, pledged or encumbered except in connection with financing secured by the applicable Company Property which is described in
Section 3.9(c). Other than the tenants identified in the Rent Rolls, licensees and month to month and other tenants with lease terms of less than six (6) months or with respect to whom the Company or its Subsidiaries have the right to terminate such occupancy rights upon no more than sixty days notice, contractors pursuant to contracts entered into in the ordinary course, and parties to easement agreements which constitute Permitted Exceptions, no third party has any right to occupy or use any portion of any Company Property. Except as otherwise set forth on Schedule 3.11(f), the Capital Expenditure Budget and Schedule includes all outstanding material tenant improvement and similar material work required to be made by the lessor under each of the Material Company Leases. There are no outstanding material brokerage commissions or similar amounts payable in respect of any of the Company Leases other than amounts being paid in the ordinary course on a timely basis or which are being diligently contested in good faith.

          (g) Material Commitments. Schedule 3.11(g) sets forth a complete and accurate list of all material contracts, options, commitments, letters of intent or similar written understandings made or entered into by the Company or any of the Subsidiaries as of the date hereof (x) to enter into any Material Company Lease, (y) to sell, mortgage, pledge, hypothecate any Company Property or to otherwise enter into a material transaction in respect of the ownership or financing of any Company Property, or (z) to purchase or acquire an option, right of first refusal or similar right in respect of any real property, which, in any such case, has not yet been reduced to a written lease or contract (other than in connection with or as the same may relate to the Golden State Properties), and sets forth with respect to each such commitment, letter of intent or other understanding the principal business terms thereof, excluding, however, in each case such commitments, letters of intent or similar written understandings which do not bind any party thereto.
 The Company has previously delivered or made available to Buyer a true and complete copy of each such commitment, letter of intent or other understanding.

          (h) Options, Rights of First Refusal and Other Property Related Contracts. Except as set forth in the Company Reports or Schedule 3.11(h), none of the Company or any of its Subsidiaries has any outstanding options or rights of first refusal or has entered into any outstanding contracts with others for the purchase of any real property by the Company, the Operating Partnership or any Subsidiary (other than easements related to any Company Property).

          (i) Capital Expenditure Budgets and Schedules. Schedule 3.11(i) sets forth the Company's or any Subsidiary's capital expenditure budget and schedule for each Company Property (the "Capital Expenditure Budget and Schedule"), which describes the material capital expenditures which the Company or any Subsidiary has budgeted for such Company Property for calendar year 1998, excluding, however (except as otherwise provided in Section 3.11(f)), any tenant improvements required to be made under any Company Lease. The Capital Expenditure Budget and Schedule for each Company Property represents the good faith business judgment of the Company as to all known reasonably foreseeable maintenance and capital expenditure items for such Company Property.

          (j) Development Properties. Schedule 3.11(j) contains a list of each Company Property, or property which the Company has under a letter of intent or option, which consists of or includes material amounts of underdeveloped land or which is intended to be or is in the process of being substantially redeveloped or rehabilitated (collectively, the "Development Properties") a brief description of the development or rehabilitation intended by the Company or any Subsidiary to be carried out or completed thereon (collectively, the "Projects"), including any budget and development or rehabilitation schedule therefor prepared by or for the Company or any Subsidiary (collectively, the "Development Budget and Schedule"), if the Company or a Subsidiary does not own such Development Property, a description of the Company's contract rights with respect thereto, the status of zoning approvals and building permits for such Project, the status of design and major construction contracts, and if such Project is under development, the approximate percentage of completion and any known material impediments to completion and opening for operation. In the case of each Project the development of which has commenced, the costs and expenses incurred in connection with such Project and the progress thereof are, except as set forth in Schedule 3.11(j), consistent and in compliance in all material respects with all aspects of the Development Budget and Schedule applicable thereto. The Company has made available to Buyer or to its representative all feasibility studies, soil tests, due diligence reports and other studies, tests or reports performed by or for the Company, or otherwise in the possession of the Company, and all material architectural, engineering and general construction contracts which relate to the Development Properties or the Projects. Neither the Company nor any of its Subsidiaries is in material default under any development agreement, disposition agreement, disposition and development agreement or comparable agreement affecting any of the Company Properties, and all such agreements are in full force and effect.

          (k) Disclosure. To the Company's Knowledge, the representations and warranties and the statements and information contained in this Agreement, in the Exhibits and Schedules hereto and in all of the materials delivered by the Company to Buyer and its counsel, accountants, appraisers and consultants pursuant to this Agreement or in connection with the due diligence investigations conducted by or on behalf of Buyer in connection with this Agreement do not contain any untrue statement of a material fact and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties, statements or information not misleading in light of the circumstances under which they were made.

          (l) Ground Leases and HQ Leases. The Company has provided or made available to the Buyer accurate and complete copies of the leases for the HQ Space and the ground leases underlying the leased Company Properties referenced in Schedule 3.11(a), if any, including all amendments and other modifications thereto (collectively, the "Tenancy Leases"). Each of the Tenancy Leases is valid, binding and in full force and effect as against the Company or the applicable Subsidiary and, to the Company's Knowledge, against the other party thereto. Except as indicated in the Company Reports or
Schedule 3.11(l) or any other Schedule to this Agreement and except for tenants under the Company Leases and matters set forth in the Permitted Exceptions, none of the Tenancy Leases is subject to any pledge, lien, assignment, license or other agreement granting to any third party any interest therein or any right to the use or occupancy of any premises leased thereunder. Except as set forth in the Company Reports or Schedule 3.11(l), there is no pending or, to the Company's Knowledge, threatened (in writing) proceeding which is reasonably likely to interfere with the quiet enjoyment of the tenant under any of the Tenancy Leases. No payments under any Tenancy Lease are delinquent and no notice of default thereunder has been sent or received by the Company or any of its Subsidiaries which has not been cured or waived prior to the date hereof, and to the Knowledge of the Company, there does not exist under any of the Tenancy Leases any default by the Company or any Subsidiary or any event which merely with notice or lapse of time or both, would constitute such a default by the Company.

          (m) Reciprocal Easement Agreements. To the Company's Knowledge, all reciprocal easement agreements referenced as Permitted Exceptions or otherwise necessary for the operation of any Company Property or with respect to which any Company Property is subject, are in full force and effect, without default in any material respect by any party thereto.

          (n) Mortgage and Other Debt. Schedule 3.11(n) accurately describes and summarizes the approximate amount, term, interest rate, payment terms, prepayment restrictions and restrictions on transfer that would be applicable to the transactions contemplated hereby and by the Agreement to Contribute, of all mortgage debt encumbering the Company Properties and all other indebtedness for borrowed money of the Company. There are no material defaults thereunder by the Company or any of its Subsidiaries except as indicated on said Schedule 3.11(n).

          Section 3.12  "Environmental Matters."  (a)  Except as disclosed on
Schedule 3.12(a)(i), the Company and its Subsidiaries have not generated, stored, released, discharged or disposed of, nor to the Company's Knowledge or its Subsidiaries' knowledge, used or handled Hazardous Substances or Hazardous Wastes (as those terms are defined below) at, upon or from any property in violation of any law, regulation or directive, or in connection with which remedial action would be prudent or required under any federal, state or local law, regulation or directive. To the Company's Knowledge and its Subsidiaries' knowledge and except as set forth in any environmental report provided by the Company and its Subsidiaries to Buyer including those listed on Schedule 3.12-(a)(i), or otherwise provided to or obtained by Buyer, in each case prior to the date that is fifteen (15) days after the date of this Agreement, and except as expressly disclosed on Schedule 3.12(a)(i) attached hereto, no Hazardous Substances or Hazardous Wastes are or have been generated, stored, released, located, discharged or disposed of, used or handled from, at or upon any property, and no Hazardous Substance or Hazardous Waste is or has been located on any property, except for cleaning and maintenance supplies customarily used in connection with properties similar to the Company Properties and except cleaning and maintenance supplies which are customarily sold in comparable retail properties and which have been used, stored and sold, as applicable, in compliance with all applicable laws, regulations and directives. As used in this Agreement, the terms "Hazardous Substances" and "Hazardous Wastes" shall have the meanings set forth in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601 et. seq., as amended, and the regulations thereunder (collectively, "CERCLA"), Solid Waste Disposal Act, as amended, including amendments under the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq., and the regulations thereunder (collectively "RCRA"), Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et. seq., as amended, and the regulations thereunder (collectively the "Federal Clean Water Act") and such terms shall also include asbestos, petroleum products, radon, radioactive materials, lead paint, UFFI and other regulated substances under any federal, state or local law, regulation or directive. To the Company's Knowledge and its Subsidiaries' knowledge and except as set forth in any environmental report provided by the Company and its Subsidiaries to Buyer or otherwise obtained by Buyer, in each case prior to the date hereof, and except as expressly disclosed on Schedule 3.12(a)(i), no Hazardous Substance or Hazardous Wastes are, to the Company's Knowledge and the Subsidiaries' knowledge, located on property adjacent to any property hereunder. Except as disclosed in the environmental report(s) delivered to Buyer hereunder or in any report obtained by Buyer, in each case prior to the date that is fifteen (15) days after the date of this Agreement, neither the Company nor its Subsidiaries has received written notice of, or has knowledge of, any notice from any agency, authority or court concerning the removal, treatment or management of any Hazardous Substances or Hazardous Wastes. For the properties listed in Schedule 3.12-(a)(ii) (the "Inherited Properties"), the facts and circumstances on which an Environmental Claim related to a property is based shall be deemed to have been "known" to the Company and its Subsidiaries for purposes of any representations and warranties made under this Section 3.12 if (i) the Environmental Claim results in liability of $1,000,000 or more for an individual Environmental Claim, or $5,000,000 or more in the aggregate for any Environmental Claims hereunder that individually may result in liability of less than $1,000,000, and (ii) the facts or circumstances would have been detected or discovered if the Company and its Subsidiaries had conducted an environmental assessment for the property or properties in accordance with the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Assessment Process, E 1527-97 (the "ASTM Standard"), on the property or properties. For purposes of the Agreement, the Phase I reports listed in Schedule 3.12-(a)(i) are deemed to be reports of environmental assessments conducted in accordance with the ASTM Standard.

          (b) For purposes hereof, the terms listed below shall have the following meanings:

          (i) "Environmental Claim" shall mean any Claim, investigation or written notice by any person alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, loss of value, consequential damages, personal injuries or fatalities, or penalties) of the Company or its Subsidiaries arising out of, based on or resulting from (A) the presence, generation, transportation, management, recycling, reuse, treatment, use, storage, disposal or Release of Materials of Environmental Concern or the threatened Release of Materials of Environmental Concern at any location, or (B) activities or conditions upon which any violation, or alleged violation of, or liability or alleged liability under, any Environmental Law.

          (ii) "Environmental Laws" shall mean federal, state, local, and municipal laws, ordinances, principles of common law, rules, by-laws, orders, governmental policies, statutes and regulations relating to the condition, pollution or protection of the environment or of flora or fauna or their habitat or of human (including employee and worker) health and safety, or to the cleanup or restoration of the environment, including, but not limited to, any laws relating to (A) generation, treatment, storage, disposal, management, recycling, reuse or transportation of chemicals, materials, wastes, emissions or discharges or protection of the environment from the same, (B) exposure of persons to, or Release or threat of Release of, Materials of Environmental Concern, and (C) the safety and health of workers and employees.

          (iii) "Materials of Environmental Concern" shall mean all chemicals, pollutants, contaminants, wastes, toxic substances, asbestos, radioactive materials, petroleum or any fraction thereof, petroleum products and hazardous substances (as defined in Section 101(14) of CERCLA, 42 U.S.C. Section 6601(14)), or hazardous wastes as now defined and regulated under any Environmental Laws.

          (iv) "Release" shall mean any active or passive release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration.

          Section 3.13 "Employees and Employee Benefit Plans." (a) The Company Reports and Schedule 3.13(a) together set forth a complete and accurate list of all Employee Benefit Plans and all material Benefit Arrangements which affect Employees of the Company or any of its Subsidiaries (the "Company Plans"). With respect to each Company Plan, (i) the Company and each of its Subsidiaries is in compliance in all material respects with the terms of each Company Plan and with the requirements prescribed by all applicable statutes, orders or governmental rules or regulations, (ii) the Company and each of its Subsidiaries has contributed to each Pension Plan included in the Company Plans not less than the amounts accrued for such plan for all plan periods for which payment is due, and (iii) none of the Company or any of its Subsidiaries has any funding commitment or other liabilities except as reserved for in the financial statements in or incorporated by reference into the Company Reports, or, in the case of clauses (i) through
(iii), as is set forth in Schedule 3.13(a).

          (b) Other than in connection with the proposed substitution of the Operating Partnership as the employer and paymaster of the employees of the Company on or about January 1, 1998, or as set forth on Schedule 3.13(a) none of the Company or any of its Subsidiaries has made any commitment to establish any new Employee Benefit Plan, to modify any Employee Benefit Plan, or to increase benefits or compensation of Employees of the Company or any of its Subsidiaries (except for normal increases in compensation consistent with past practices), and no intention to do so has been communicated to Employees of the Company or any of its Subsidiaries.

          (c) There are no pending or, to the Company's Knowledge, threatened claims against or otherwise involving any of the Company Plans or any fiduciaries thereof with respect to their duties to the Company Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Plan activities) has been brought against or with respect to any such Company Plans.

          (d) Neither the Company, the Operating Partnership or any entity under "common control" with the Company or the Operating Partnership within the meaning of Section 4001 of ERISA has contributed to, or been required to contribute to, any "multiemployer plan" (as defined in Section 3(37) and 4001(a)(3) of ERISA).

          (e) Other than the Company's Plans, the Company and its Subsidiaries do not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance, medical or other employee welfare benefits to any Employee or former Employee upon his retirement or termination of employment and the Company and its

Subsidiaries have never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided.

          (f) For purposes hereof, "Employee Benefit Plans" means each and all "employee benefit plans" as defined in Section 3(3) of ERISA maintained or contributed to by a party hereto or in which a party hereto participates or participated and which provides benefits to Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(l) of ERISA, including retiree medical and life insurance plans ("Welfare Plans"), and (ii) any such plans that constitute "employee pension benefit plans" as defined in Section 3(2) of ERISA ("Pension Plans"). "Benefit Arrangements" means life and health insurance, hospitalization, savings, bonus, deferred compensation, incentive compensation, holiday, vacation, severance pay, sick pay, sick leave, disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit, individual employment, consultancy or severance contracts and other polices or practices of a party hereto providing employee or executive compensation or benefits to Employees, other than Employee Benefit Plans. "Employees" mean all current employees, former employees and retired employees of a party hereto or any of its Subsidiaries, including employees on disability, layoff or leave status. "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii) Section 302 of ERISA, (iii) Sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, other than such liabilities that arise solely out of, or relate solely to, the Plans.

          (g)  With respect to each plan that is subject to Title IV or
Section 302 of ERISA or Section 412 or 4971 of the Code: (i) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) the fair market value of the assets of such plan equals or exceeds the actuarial present value of all accrued benefits under plan (whether or not vested), on a termination basis, (iii) no reportable event within the meaning of Section 4043(c) of ERISA has occurred, and the consummation of the transactions contemplated by this agreement will not result in the occurrence of any such reportable event, and (iv) all premiums to the Pension Benefit Guaranty Corporation have been timely paid in full.

          (h) There does not now exist, nor to the Company's Knowledge, do any circumstances exist that could result in, any Controlled Group liability that would be a liability of the Company following the Buyer's purchase of Company Preferred Stock hereunder. Without limiting the generality of the foregoing, neither the Company nor any ERISA Affiliate has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

          (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee of the Company.

          Section 3.14 "Labor Matters." Except as set forth in Schedule 3.14, none of the Company or any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. Except for the matters set forth in Schedule 3.14, there is no unfair labor practice or labor arbitration proceeding pending or, to the Company's Knowledge, threatened against the Company or any of its Subsidiaries. To the Company's Knowledge, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its Subsidiaries.

          Section 3.15 "Affiliate Transactions." Schedule 3.15 sets forth a complete and accurate list of (i) all relationships and transactions, series of related transactions or currently proposed transactions or series of related transactions entered into by the Company or any of its Subsidiaries since December 31, 1995, which are of the type required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Securities Laws, and (ii) all agreements, arrangements or policies of the Company and/or the Subsidiaries of the Company (including the Operating Partnership) concerning transactions with Affiliates or other conflicts of interest. Each agreement, arrangement or policy described in clause (ii) hereof and set forth in Schedule 3.15 is in full force and effect, and the Company, each of its Subsidiaries, and the other parties thereto are in compliance therewith, or such compliance has been waived by the Board of Directors as set forth in Schedule 3.15. A true and complete copy of all agreements or contracts relating to any such transaction has been made available for inspection by Buyer. Schedule 3.15 sets forth an accounting of such transactions regarding participatory interests, the allocation of overhead and expenses thereunder, and all other matters material to each of such agreements or contracts.

          Section 3.16 "Insurance." The Company and the Operating Partnership maintain insurance policies covering the assets, business, equipment, properties, operations and employees of the Company and each of its Subsidiaries (collectively, the "Insurance Policies") which are of a type and in amounts customarily carried by Persons of similar size and resources as the Company conducting businesses similar to those of the Company and the Operating Partnership. There is no material claim by the Company or any of its Subsidiaries pending under any of the material Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies.

          Section 3.17 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of the Company with which the Company dealt, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company in connection with this Agreement or any of the transactions
contemplated hereby for which Buyer will be responsible. Section 3.18   "REOC
Status." (a) The Company was incorporated as a California corporation on June 30, 1986 and from its date of incorporation until January 1, 1987, the Company conducted no business and owned no assets. The Company subsequently reorganized as a Maryland corporation in 1997.

          Section 3.18 "REOC Status." (a) The Company was incorporated as a California corporation on June 30, 1986 and from its date of incorporation until January 1, 1987, the Company conducted no business and owned no assets.
 The Company subsequently reorganized as a Maryland corporation in 1997.

          (b) As of the date of the Company's first long-term investment that was not a short-term investment of funds pending long-term commitment, i.e., January 1, 1987 (the "REOC Qualification Date"), and continuously thereafter to and including the Closing Date, at least 50 percent of the assets of the Company (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, have been invested in real estate which has been under active development or management by the Company.

          (c) The Company has been actively engaged in the management or development of real estate in the ordinary course of its business at all times from the REOC Qualification Date to and including the Closing Date.

          (d) The "real estate" referenced above which was purchased on the REOC Qualification Date and thereafter includes the Company Properties except for any such real estate sold. To the extent any of the Company Properties are subject to tenant leases (the "Leases"), the Company has substantial responsibilities under each of the Leases, and none of the Leases provides that substantially all management and maintenance activities with respect to the Company Property in question or any portion thereof are the responsibility of the tenant lessees.

          (e) The Company has not merely passively assumed the risks of its real estate ownership, but the return to its stockholders from its investment in the Company Properties has been and is based in part on the cash flow and capital appreciation of the Company Properties, and such return depends in substantial part on the success of the Company's management and development efforts with respect to the Company Properties.

          (f) The employees of the Company perform most of the development and management functions of the real estate business described herein, except that the Company has employed independent contractors, each of which is terminable without cause and without substantial penalty upon reasonably short notice, to perform certain of the day-to-day management activities associated with the Company Properties. In any event, the Company represents and warrants that it has devoted substantial resources to such management and development activities and to the oversight of its independent contractors who perform such activities from the REOC Qualification Date to and including the Closing Date.

          (g)  Schedule 3.18(g) sets forth a complete and accurate list of
(i) the Articles of Incorporation and Bylaws, and all amendments to each, of Burnham Sleepy Hollow, Inc., the name by which the California corporation that is the corporate predecessor of the Company (hereinafter, the "California REIT") was known at the time of its formation, and all amendments thereto; (ii) all material advisory and management agreements entered into by the California REIT or the Company, and the Subsidiaries of each, from and after January 1, 1987 with respect to the assets of the California REIT or the Company, respectively; and (iii) the annual reports for the California REIT or the Company, as the case may be, filed with the SEC under the Exchange Act for the years 1987 to 1996, inclusive, each of which accurately describes the business of the Company or, as applicable, its predecessor, the California REIT, and the types and values (by category) of real properties owned and operated by them during the periods referenced in this Section 3.18(g).

          Section 3.19 "Knowledge Defined." As used herein, the phrase "to the Company's Knowledge" (or words of similar import) means actual knowledge of those individuals identified in Schedule 3.19, who are all of the individuals who are directors and executive officers of the Company who knew or should know as to the matters referenced herein, and includes any facts, matters or circumstances set forth in any written notice from any Government Authority or any other material written notice received by the Company or any Subsidiary, and also includes any matter of which Buyer informs the Company in writing prior to the date hereof or to which the Company acknowledges or agrees.

          Section 3.20 "Maryland Takeover Law." The terms of Section 3-602 and 3-702 of the Maryland General Corporation Law will not apply to Buyer, any acquisition of Company Preferred Stock pursuant to this Agreement or as a result of the exchange, conversion or redemption of Company Preferred Stock pursuant to this Agreement or the Articles Supplementary, or any other transaction contemplated by this Agreement. The resolutions substantially in the form of Exhibit E hereto have been adopted by the Company, remain in full force and effect on the date hereof and will not be amended, modified, rescinded or revoked in any manner that would cause such terms to apply to the Buyer or any such acquisition.

          Section 3.21 "Proxy Statement." The proxy statement to be mailed to holders of the Company Common Stock in connection with the vote of such holders described in Section 3.22 hereof (as the same may be amended or supplemented, the "Proxy Statement") and all of the information included or incorporated by reference therein (other than any information supplied or to be supplied by for inclusion or incorporation by reference therein) will not, as of the date the Proxy Statement is first mailed to such holders and as of the time of the meeting of such holders in connection with the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.

          Section 3.22 "Vote Required." The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote and duly present in person or by proxy at a meeting duly called (and with each share of Company Common Stock entitled to one vote per share) at which a quorum is present is the only vote of the holders of any class or series of Company Stock necessary to approve, for purposes of the rules of the NYSE or otherwise, the exchange of Operating Partnership Preferred Units for Company Preferred Stock or Company Common Stock pursuant to the Operating Partnership Agreement, as amended.

          Section 3.23 "Exemption from Ownership Restrictions." The Board of Directors (or a special committee designated by the Board of Directors) has adopted the resolutions, in the form of Exhibit E, which shall be delivered to Buyer after the Execution Closing and on or before December 9, 1997, exempting Buyer from ownership restrictions under Section 7.2.1(a)(i)(1) of the Company Charter, based upon representations and agreements of the Buyer delivered to the Company in the form attached as Exhibit F, which resolutions remain in full force and effect on the date hereof and will not be amended, modified, rescinded or revoked without the prior written consent of Buyer.

                              ARTICLE 4

               Representations and Warranties of Buyer

          Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C. hereby represent and warrant, jointly and severally, to the Company as follows:

          Section 4.1 "Organization." Each of Westbrook Burnham Holdings, L.L.C. and Westbrook Burnham Co-Holdings, L.L.C. is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, and to enter into this Agreement and the Registration Rights Agreement, and to perform its obligations hereunder and thereunder.

          Section 4.2 "Due Authorization." The execution, delivery and performance of this Agreement and the Registration Rights Agreement have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer for itself and constitutes the valid and legally binding obligations of Buyer, enforceable against Buyer, in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights or general principles of equity.

          Section 4.3 "Conflicting Agreements and Other Matters." Neither the execution and delivery of this Agreement, nor the performance by Buyer of its obligations hereunder, will conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any mortgage, security interest, encumbrance, Lien or charge of any kind upon any of the properties or assets of Buyer, pursuant to, or require any consent, approval or other action by or any notice to or filing with any Government Authority pursuant to, the organizational documents or agreements of Buyer, or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Buyer is bound, except for filings after any Stock Purchase under Section 13(d) of the Exchange Act.

          Section 4.4 "Acquisition for Investment, Sophistication, Source of Funds." Buyer is acquiring the Company Preferred Stock being purchased by it for its own account for the purpose of investment and not with a view to or for transfer or sale in connection with any distribution thereof, and Buyer has no present intention or plan to effect any transfer or distribution of shares of Company Preferred Stock (except for the possible contemplated transfer by Buyer of shares of the Purchased Shares to its Affiliates and except for the possible transfer by Buyer to the Operating Partnership Preferred Units Buyer in the event of a mandatory redemption of Operating Partnership Preferred Units (as contemplated in the Articles Supplementary) in each case subject to available exemptions under federal and applicable state security laws), provided that the disposition of Company Preferred Stock owned by Buyer shall at all times be and remain within its control, subject to the provisions of this Agreement and the Registration Rights Agreement. Buyer is able to bear the economic risk, and will be supplied with the funds for, the acquisition of Company Preferred Stock pursuant hereto and can afford to sustain a total loss on such investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment, and therefore has the capacity to protect its own interests in connection with the acquisition of Company Preferred Stock pursuant hereto. Buyer is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

          Section 4.5 "Brokers or Finders." No agent, broker, investment banker or other firm or person, including any of the foregoing that is an Affiliate of Buyer with which the Buyer dealt, is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Buyer in connection with this Agreement or any of the transactions contemplated hereby for which the Company will be responsible.

          Section 4.6 "REIT Qualification Matters." After giving effect to Buyer's purchase of Company Preferred Stock hereunder, no person who would be treated as an "individual" for purposes of Section 542(a)(2) of the Code (as modified by Section 856(h) of the Code) owns or would be considered to own (taking into account the ownership attribution rules under Section 544 of the Code, as modified by Section 856(h) of the Code) in excess of 9.8% of the value of the outstanding equity interest in Buyer.

          Section 4.7 "Investment Company Matters." Buyer is not, and after giving effect to the purchase of Company Preferred Stock contemplated hereby, will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                              ARTICLE 5

                Representations and Covenants Relating to Closing

           Section 5.1 "Taking of Necessary Action." Each of Buyer, the Company and the Operating Partnership, agrees to use commercially reasonable efforts promptly to take, or cause to be taken, all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Registration Rights Agreement, subject to the terms and conditions hereof and thereof.

          Section 5.2 "Preferred Stock, Articles Supplementary; By-laws." Following authorization by the Board of Directors of the Company, at or before the Closing, the Company shall cause to be duly executed and filed with the State Department of Assessments and Taxation of the State of Maryland, the Articles Supplementary in the form attached as Exhibit A.

          Section 5.3 "Public Announcements; Confidentiality." (a) Subject to each party's disclosure obligations imposed by law and any stock exchange or similar rules and the confidentiality provisions contained in
Section 5.3(b), the Buyer, jointly and severally, and the Company shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and the Registration Rights Agreement, and any of the transactions contemplated hereby or thereby. Buyer shall also have the right to review and, before filing or other public dissemination, or both, approve (which approval will not be unreasonably withheld or delayed) any statements made or information provided with respect to Buyer or any Affiliate or to the transactions contemplated by this Agreement, including, without limitation, such statements intended to be included in any future Regulatory Filing prepared by or on behalf of the Company.

          (b) Buyer agrees that all information provided to Buyer or any of its representatives pursuant to this Agreement shall be kept confidential (except that Buyer may disclose the same to, upon the request of, the Operating Partnership Preferred Unit Buyer, to which the Company hereby agrees), and Buyer shall not disclose such information to any persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of Buyer who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of Buyer shall not (i) relate to any information that (1) is or becomes generally available to Buyer or any of its representatives other than as a result of unauthorized disclosure by Buyer or by Persons to whom Buyer has made such information available, or (2) is or becomes available to Buyer or any of its representatives on a non-confidential basis from a third party that is not bound by any other confidentiality agreement with the Company or any Subsidiary, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process if prior thereto Buyer uses reasonable efforts to give the Company notice and an opportunity to object and Buyer shall reasonably cooperate if the Company chooses to so object.

          (c) The Company agrees that all information provided to the Company or any of its representatives pursuant to this Agreement shall be kept confidential, and the Company shall not disclose such information to any Persons other than the directors, officers, employees, financial advisors, legal advisors, accountants, consultants and affiliates of the Company who reasonably need to have access to the confidential information and who are advised of the confidential nature of such information; provided, however, the foregoing obligation of the Company shall not (i) relate to any information that (1) is or becomes generally available to the Company or any of its representatives other than as a result of unauthorized disclosure by the Company or by Persons to whom the Company has made such information available, or (2) is or becomes available to the Company on a non-confidential basis from a third party that is not bound by any other confidentiality agreement with the Buyer, or (ii) prohibit disclosure of any information if required by law, rule, regulation, court order or other legal or governmental process if prior thereto the Company uses reasonable efforts to give Buyer notice and an opportunity to object and the Company shall reasonably cooperate if Buyer chooses to object.

          Section 5.4 "Conduct of the Business." Except for transactions contemplated hereby or as disclosed in the Company Reports, during the period from the date hereof to the date of the Closing, and except for the following: (a) any financings obtained by the Company in order that the Company may obtain sufficient funds to finance the Golden State Acquisition,
(b) sales of Common Stock up to $120,000,000 at an offering price to the ultimate purchaser not less than $13.75 per share, (c) the Company Asset Transfer and any financings related thereto, (d) the acquisition of real property or interests therein from time to time in exchange for Operating Partnership Units, cash and/or the assumption of indebtedness and any financing related thereto, and (e) the sale of the Company Property located in Gilroy, California, the Company will, except as otherwise consented to or approved by Buyer in writing or as permitted or required hereby, which consent shall not be unreasonably withheld, conduct the business of the Company and its Subsidiaries and engage in transactions only in the ordinary course.

          Section 5.5 "Information and Access." From the date hereof to the date on which Buyer shall own less than 250,000 shares of Company Preferred Stock, the Company and its Subsidiaries shall afford to Buyer and Buyer's accountants, counsel and other representatives full and reasonable access during normal business hours (and at such other times as the parties may mutually agree) to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to Buyer (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of the Securities Laws, and (b) all other information concerning their businesses, personnel and the Company Properties as Buyer may reasonably request. Buyer and its accountants, counsel and other representatives shall, in the exercise of the rights described in this Section, not unduly interfere with the operation of the businesses of the Company or its Subsidiaries. Not by way of limitation of the provisions of
Section 5.3(b), the information acquired by Buyer pursuant to this Section
5.5 shall be subject to the provisions of Section 5.3(b) and, furthermore, Buyer will use such information and with respect to such information conduct itself not in violation of applicable securities laws. Buyer will cause any other Person given access to such information by Buyer (other than the Operating Partnership Preferred Unit Buyer, which Buyer understands has separately so confirmed to the Company) to make similar confirmations to the Company as the Company may reasonably request.

          Section 5.6 "Notification of Certain Matters." Until all of the Company Preferred Stock has been issued, each of Buyer, jointly and severally, and the Company shall use its good faith efforts to notify the other party in writing of its discovery of any matter that would render any of such party's or the other party's representations and warranties contained herein untrue or incorrect in any material respect, but the failure of either party so to notify the other party shall not be deemed a breach of this Agreement.

          Section 5.7 "Approval of Company Shareholders; Redemption." The Company shall at its own expense (i) exercise reasonable efforts to advance in time as much as is reasonably practicable the date of, and duly call, its 1998 annual meeting of shareholders, to a date not later than May 12, 1998,
(ii) duly submit to the vote for approval by a majority of the holders of Company Common Stock entitled to vote at such meeting thereon, the issuance of Company Common Stock upon the conversion, exchange or redemption of the Company Preferred Stock and of the Operating Partnership Preferred Units and Operating Partnership Common Units, (iii) recommend approval thereof and exercise best efforts to obtain such approval, including, without limitation, retaining a soliciting firm for customary services in connection therewith, and (iv) in the event that such approval is not obtained at said annual meeting, then the Company may, in its sole discretion, convene a special meeting of shareholders for such purpose, provided that the same shall be called and held in sufficient time to enable the Company to satisfy its obligations set forth in Section 9 of the Articles Supplementary, but in no event later than ten Business Days prior to June 30, 1998. At such special meeting thereof, the Company shall submit such matter for approval by the vote of holders of Company Common Stock, recommend approval thereof and exercise best efforts to obtain such approval including, without limitation, retaining a soliciting firm for customary services in connection therewith. In the event that the approval of such matter by holders of the Company Common Stock is not obtained, the Company shall redeem the shares of Company Preferred Stock and Operating Partnership Preferred Units in such aggregate number (of which 7/12 shall be shares of Company Preferred Stock and 5/12 shall be Operating Partnership Preferred Units) as will result in the aggregate number of shares of Company Common Stock issuable upon the conversion, exchange or redemption of Company Preferred Stock, Operating Partnership Preferred Units and Operating Partnership Common Units (issued pursuant to the Agreement to Contribute) after such redemption not exceeding 19.9% of the number of shares of Company Common Stock outstanding immediately prior to the Closing hereunder and under the Agreement to Contribute, in accordance with Section 9 of the Articles Supplementary, which number of shares shall be agreed upon by Buyer and the Company at the Closing. In the event that the Company does not pay to Buyer the Mandatory Redemption Price (as such term is defined in Section 9 of the Articles Supplementary) on or before the date such Mandatory Redemption Price is due, the Company shall pay to Buyer the amount of liquidated damages in accordance with Section 9 of the Articles Supplementary.

                                 ARTICLE 6

                       Certain Additional Covenants

          The parties hereto agree that the covenants set forth in this
Article 6 shall survive the Closing and shall not be subject to Section 8.1 of this Agreement.

          Section 6.1 "Resale." Buyer, jointly and severally, acknowledges and agrees that as of the Closing Date the Purchased Shares will not be registered under the Securities Act or the securities laws of any state and that such Purchased Shares may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such state securities laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such state securities laws is available and the certificates representing such Purchased Shares or any Company Common Stock into which Purchased Shares may be converted will be legended to such effect.

          Section 6.2 "REIT Status." From and after the date hereof, the Company will elect to be taxed as a REIT in its federal income tax returns, will comply with all applicable laws, rules and regulations of the Code relating to a REIT, and will not take any action or fail to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes or the failure of the representations in Section 3.8 hereof to be true and correct.

          Section 6.3 "Payments." The Company acknowledges and agrees to pay or reimburse from time to time upon the direction of Buyer and the Operating Partnership Preferred Units Buyer, at and after the Closing, reasonable expenses of Buyer and the Operating Partnership Preferred Units Buyer and third-party transaction costs to Buyer and the Operating Partnership Preferred Units Buyer, up to an aggregate amount equal to $500,000, incurred or paid by Buyer and the Operating Partnership Preferred Units Buyer in completing this transaction including, without limitation, any amendment or modification of, or waiver of, the transaction documents (as invoiced by reasonably detailed statements or invoices).

          Notwithstanding any termination of this Agreement by Buyer pursuant to Section 9.1(b) or 9.1(d), the Company acknowledges and agrees to make the payments as set forth above.

          Section 6.4 "First Offer Rights." (a) Buyer shall have the rights set forth in this Section 6.4 as the holder of record and beneficially of the Purchased Shares. The rights set forth herein are in favor of Buyer and its successors and assigns, provided that any exercise procedures to be accomplished hereunder shall be performed by Buyer or its nominee designated in writing to the Company and no other person may accomplish such procedures or seek to exercise the rights set forth in this Section 6.4. Absent an express assignment of the rights of Buyer under this Section 6.4, no transfer by Buyer of the Purchased Shares shall affect the rights of Buyer hereunder.

          (b) In the case of the proposed issuance by the Company of, or the proposed granting by the Company of shares of, any class of Company Stock, or any rights to subscribe for or to purchase, or any warrants or options for the purchase of, Company Stock or any stock or securities convertible into or exchangeable for Company Stock (collectively, the "Offered Securities"), other than (i) issuance of interests in the Operating Partnership in connection with acquisitions, mergers, joint ventures and similar transactions, and (ii) exchanges by the Company of Company Common Stock for Operating Partnership Units. Buyer shall have, at any time and from time to time, the right to purchase such percentage, from which shall be subtracted the First Offer Reduction as provided in the next sentence (such percentage in effect from time to time, as hereinafter defined, the "Pro Rata Share") which shall initially be 19.5%. The First Offer Reduction will only be determined and applied as a result of an issuance by the Company as to which Buyer has the right to make an offer to purchase under this Section 6.4 and does not elect to do so in full. As used herein, the "First Offer Reduction" shall be the product of 19.5%, or such other Pro Rata Share as shall have previously been determined after application of a First Offer Reduction, multiplied by the quotient of (A) the number of shares of Offered Securities, divided by (B) the sum of the number of shares of Company Common Stock outstanding (computed on a fully-diluted basis), plus the number of Offered Securities. Buyer may elect to make a purchase hereunder of a number of shares less than would be determined as Buyer's Pro Rata Share, in which case Buyer and the Company will make an adjustment to the Pro Rata Share according to the principles established here, but reflecting such lesser purchase amount. On each occasion that the Company proposes to issue any Offered Securities to the public, the Company shall give to Buyer prior written notice (the "Company Notice") of its intention, by first class mail, postage prepaid, addressed at its last address as shown by the records of the Company describing the same, the price and the specific terms (or in the context of an offering of Offered Securities, a range of price and terms) upon which the Company proposes to issue the same. Buyer shall have 15 Business Days (but in the case of a retail "spot" offering, two Business Days so long as the Company has advised Buyer that it is considering effecting such an offering, and the material terms thereof, as promptly as is practical for the Company to do so and in any event not less than ten days prior to the beginning of such two Business Day Period) from the date of the receipt by Buyer of the Company Notice to deliver a notice (the "Rights Exercise Notice") notifying the Company of Buyer's intention to purchase all or a part of its Pro Rata Share of such Offered Securities in accordance herewith for the price and upon the terms specified by the Company Notice and at a price or prices no less favorable to Buyer than the price or prices at which such Offered Securities are proposed to be offered for sale to others, less, in the event of any sale other than a public offering, the per unit amount of any placement fees or commissions, to the extent that the same are not payable by the Company under the terms of any placement agent's or other similar agreement applicable to such sale and provided, however, that the purchase of such Offered Securities shall be consummated prior to the later of (i) 30 days after the date of the Rights Exercise Notice and (ii) the date that the Company consummates the issuance of the Offered Securities described in the Company Notice. If, in connection with any proposed issue of Offered Securities, the Buyer fails to exercise in full its rights as set forth in this Section 6.4, then subject to the next following sentence, the Company may sell the unsold Offered Securities at any time within 180 days (90 days in the case of a public offering) thereafter at a price and upon terms no more favorable to the purchasers thereof than specified in the Company Notice; provided, that the Company shall not sell or grant, or permit conversion under, any Offered Securities after such 180-day period (or 90-day period in the case of a public offering) without renewed compliance with this Section 6.4; provided, further, that in the case of a widely distributed underwritten public offering of Offered Securities, if in the good faith opinion of the Company and the underwriter, such renewed compliance by the Company with the procedural requirements hereunder (i.e., timing of notices, etc.) would otherwise materially impede the consummation of such public offering, the parties agree to take such further action as may be reasonably necessary to effectuate such offering while preserving Buyer's substantive rights hereunder. Each Rights Exercise Notice delivered by Buyer to the Company hereunder shall be irrevocable and binding on Buyer.

          (c) The provisions of this Section 6.4 shall not apply to (i) any shares of any class of the Company Stock or convertible securities, issuable upon the redemption or conversion of the Purchased Shares of the Company,
(ii) any options to purchase shares of Company Stock (determined at the time of the grant of such options) at an exercise price not less than the fair market value of such shares on the date of grant issued from time to time to employees, consultants or directors as compensation or incentives for services rendered to the Company, or the Operating Partnership, whether under the Company's amended Stock Option and Incentive Plan or any successor thereto and (iii) any other issuance or sale of Common Stock as contemplated by clause (X) of the parenthetical of the first sentence of Section 5(e)(v) of the Articles Supplementary.

          (d) Notwithstanding the foregoing, if and to the extent that Buyer is prevented or prohibited from the exercise in full or in part of its rights to purchase any Offered Securities under this Section 6.4 due to restrictions on the ownership by Buyer (or any group of holders with which such Buyer may be affiliated or may be deemed to be affiliated) of any thereof, whether under applicable Maryland law, or the Company Charter or the Amended Company By-laws, or by reason of restrictions applicable for purposes of the Company's continued qualification as a REIT for purposes of the Code (the "Exercise Restriction"), such number of Offered Securities required to be purchased pursuant to such preemptive right shall automatically be reduced to such amount as to not exceed the Exercise Restriction, and Buyer from time to time thereafter may exercise such right up to an aggregate number of Offered Securities as is equal to such reduction, subject always to the restrictions as aforesaid.

          (e) The rights of Buyer set forth in this Section 6.4 shall commence on the date hereof and shall expire on that date when Buyer no longer owns 250,000 or more shares of Company Preferred Stock, except as to purchases as to which Buyer may make on a deferred basis under Section 6.4(d) which shall continue without time restriction.

          Section 6.5 "Board of Directors." (a) Pursuant to the standards and procedures set forth in Section 6.5(b), Buyer shall, from time to time when there exists a vacancy on the Board of Directors with respect to a seat occupied or to be occupied by the Company Preferred Stock nominee, but not less often than annually, propose a person for nomination and election to the Board of Directors (the "Nomination Right"). Such member shall have a seat on a committee of the Board of Directors, as determined prior to the Closing as to the initial person selected by Buyer for nomination to the Board of Directors, and thereafter, as determined by the Board of Directors. If a vacancy on the Board of Directors should exist prior to the date of the next annual meeting, a nominee proposed by the holders of Company Preferred Stock approved by the Nominations Committee (or other committee with appropriate authority of the Board of Directors) will be appointed to such vacancy in lieu of waiting until the next annual meeting. The Nomination Right will no longer be available on the earlier to occur of:

          (i) the date on which the sum (referred to herein as "Buyer Ownership") of (A) Buyer's ownership of shares of Company Preferred Stock (calculated on an "as-converted" basis), considered in the aggregate, (B) any shares of Company Preferred Stock then held by the Operating Partnership Preferred Unit Buyer (also calculated on an "as converted" basis), and (C) the number of Operating Partnership Preferred Units held by the Operating Partnership Preferred Unit Buyer and Buyer (in each case, calculated on an "as-converted" basis), decreases to below 30% of the aggregate number of shares of Company Preferred Stock and Operating Partnership Preferred Units, in each case issued in the transaction contemplated hereby and by the Agreement to Contribute, outstanding (in each case, calculated on an "as converted" basis), but in all events excluding the effects of any redemption; and

          (ii) the date on which (A) Buyer Ownership decreases to below 50% of the number of shares of Company Preferred Stock and the number of Operating Partnership Preferred Units issued in the transaction contemplated hereby and by the Agreement to Contribute then outstanding (in each case, calculated on an "as-converted" basis), (B) Buyer Ownership, considered in the aggregate, is less than 2% of outstanding shares of the Company Common Stock on a fully-diluted basis, and (C) the Current Market Price of the Company Common Stock has achieved or exceeded 7% per annum price increases from a price of $14.38 per share of Company Common Stock, measured from the Closing Date to the date of determination of whether the Nomination Right has terminated; and

          (iii) a publicly underwritten, widely distributed offering (one in which at least 50% of the shares sold are distributed to retail purchasers) of Company Preferred Stock.

          In addition, the Company will permit each of Westbrook Real Estate Fund II, L.P., and Westbrook Real Estate Co-Investment Partnership II, L.P., limited rights to consult with and advise management sufficient to permit ERISA counsel to Westbrook Partners, L.L.C., to render favorable advice as to ERISA matters. Blackacre Capital Group, L.P., and Westbrook Partners, L.L.C., will be permitted each to have representatives attend Board of Directors and significant committee meetings, except executive sessions of the Board of Directors or the committees until either of the Nomination Right terminates or no shares of Company Preferred Stock remain outstanding.

          (b)  All nominees proposed by Buyer under paragraph (a) of this
Section 6.5 shall be of such character, and shall have such educational background, experience and knowledge of complex financial and management issues and matters as to be qualified, and shall otherwise be suitable, for membership on a board of directors of a publicly held company engaged in real estate investment. Except as hereinafter provided, the Nomination Committee (or any other committee with appropriate authority) of the Board of Directors shall have the right in its discretion to reject any such nominee, provided that it so notifies Buyer within 20 days after Buyer proposes such nominee. In the event that the Nomination Committee (or such other committee) rejects a nominee, Buyer shall have the right to propose three alternate candidates meeting the criteria set forth in this paragraph, one of which shall be approved by the Nomination Committee (or such other committee) as promptly as practicable.

          (c) The Company's obligations under this Section 6.5 shall be subject to the performance by the directors of the Company of their duties in compliance with Maryland law.

          Section 6.6 "Shareholders Vote Regarding the Conversion or Redemption of Company Preferred Stock or Operating Partnership Preferred Units." Notwithstanding anything to the contrary herein or in the Articles Supplementary, that holders of shares of Company Preferred Stock will not be permitted to vote on the matter described in Section 5.7. The Buyer hereby agrees that it shall not vote its shares of Company Preferred Stock on such matter and that it shall not transfer any share of Preferred Stock unless the transferee shall deliver to the Company its written agreement to be bound by this Section 6.6.

          Section 6.7 "Operating Partnership Preferred Units." The Company and Buyer agree that, for so long as shares of Company Preferred Stock are outstanding, the Company (i) shall own and hold the Operating Partnership Preferred Units on behalf of the holders of the Company Preferred Stock in an amount equal to the number of outstanding shares of Company Preferred Stock and having in all material respects the same distribution and liquidation preferences with respect to the Operating Partnership as the Company Preferred Stock has with respect to the Company which distributions and preferences shall be applied by the Company exclusively to satisfy the rights of the holders of the Company Preferred Stock, (ii) shall receive, hold and pay over to such holders the proceeds of such Operating Partnership Preferred Units, and (iii) shall act solely at the direction of the holders of a majority of the Company Preferred Stock in exercising any right or taking any action requested to be taken by it in its capacity as a holder of the Company's Operating Partnership Preferred Units.

          Section 6.8 "Existing Partners Agreements." Without the approval of Buyer the Company will not make or permit to occur any amendment to the Existing Partners Registration Rights Agreement or the Operating Partnership Agreement, nor waive or fail to observe in any material respect any provisions thereof, if the effect thereof could adversely affect the rights of any holder of Company Preferred Stock (with respect to the Operating Partnership Agreement) or any Person under the Registration Rights Agreement (with respect to the Existing Partners Registration Rights Agreement), and the Company will afford any such Person the opportunity to obtain a similar benefit resulting from any amendment or waiver of, or failure to observe, any material provisions of such agreements.

          Section 6.9 "REOC Status." The Company shall conduct its business in such fashion that the representations made in Section 3.18 of this Agreement remain true and correct after the Closing Date. The Company covenants and warrants that it will comply with all requirements, and take all actions and cause its subsidiaries to take all actions necessary, to maintain its status as a "real estate operating company" as such term is defined in 29 C.F.R. Section 2510.3-101. Specifically, but without limitation, the Company covenants that it has or it will establish an "annual valuation period", which will be an annual period of no more than 90 days that will begin no later than the anniversary of the REOC Qualification Date, and that on at least one day within each annual valuation period, the Company will maintain the investment of at least 50 percent of its assets (other than short-term investments pending long-term commitment or distribution to investors), valued at cost, in real estate which is under active development or management by the Company as described above. The Company also covenants to devote substantial resources to the management of the real estate it owns, and continuously to remain actively engaged in the management or development of real estate in the ordinary course of its business. The Company agrees to cooperate with Buyer and to furnish such additional information as may be reasonably requested by Buyer to evidence the actions indicated above.

          Section 6.10 "Board of Directors Resolutions." The resolutions of the Board of Directors referenced in Sections 3.20 and 3.23 will not be amended, modified, rescinded or revoked in contravention of the provisions of
Section 3.20 and Section 3.23, respectively.

                                   ARTICLE 7

                           Conditions to Closing

          Section 7.1 "Conditions of Purchase at Closing." The obligations of Buyer to purchase and pay for the Purchased Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent:

          (a) "This Agreement and Related Documents." Buyer shall have received a counterpart of this Agreement and the Related Documents, each duly executed by each of the parties thereto other than Buyer if an agreement or, in the case of the Articles Supplementary, duly executed by the appropriate officers of the Company and receipted as filed and in full force by the appropriate Government Authority.

          (b) "Representations and Warranties; Covenants." The representations and warranties of the Company and the Operating Partnership contained herein shall have been true and correct in all material respects on and as of the date hereof (subject to the Company's right to deliver, amend or modify any Schedules described herein prior to the Closing), and shall be true and correct in all material respects on and as of the date of the Closing (as supplemented by any Schedules delivered prior thereto) with the same effect as though such representations and warranties had been made on and as of the Closing (except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time)). The covenants and agreements of the Company to be performed on or before the date of Closing in accordance with this Agreement shall have been duly performed in all material respects (except for the Company's obligation to deliver the Purchased Shares at the Closing). The Company shall have delivered to Buyer at the Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to Buyer dated the date of the Closing to such effect.

          (c) "Company Preferred Stock; Articles Supplementary." The Articles Supplementary shall have been duly filed with the State Department of Assessments and Taxation of the State of Maryland, any other Government Authority or NYSE and shall be in full force and effect. Buyer shall have received a certified copy of the Articles Supplementary, as filed with the State Department of Assessments and Taxation of the State of Maryland.

          (d) "Amended Company By-laws; Modification of Ownership Limit; Rights of Holder of Company Preferred Stock; Operating Partnership
Agreement." The amendment to the Company By-laws in the form attached as Exhibit C (the "Amended Company By-laws") shall have been approved by the Board of Directors, all as required or permitted by and in accordance with the Company Charter, duly filed if any filing thereof shall be required by any Government Authority or NYSE, and shall be in full force and effect. The Board of Directors resolutions pertaining to this Agreement and matters referenced in Section 3.23, and the procedures, findings and transactions contemplated hereby, shall have been duly approved and adopted by the Board of Directors and the Secretary shall have placed the record of such action in such records and shall be in form and substance satisfactory to Buyer. The Operating Partnership Agreement shall have been reasonably modified, if necessary, (i) so as to create a primary distribution to the Company in order to enable the Company to receive, on a pari passu basis on its Operating Partnership Preferred Units, before the Operating Partnership makes other distributions, amounts sufficient to pay all amounts due from time to time upon the Company Preferred Stock, and (ii) in all other respects necessary to permit ERISA counsel to Buyer to confirm, after consultation with the Company's counsel, to Buyer that its investment in the Company Preferred
Stock is in compliance with the rules and regulations promulgated under and the provisions of ERISA, and, in particular, that the purchase of Company Preferred Stock is a qualifying venture capital investment for ERISA purposes.

          (e) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby and counsel to the Company shall have rendered its opinion to such effect.

          (f) "Consents." The Company shall have obtained the consents set forth in Schedule 3.4(f) and no approval of the NYSE shall be necessary with respect to the authorization, issuance or conversion of Company Preferred Stock which shall not have been obtained.

          (g) "Lending Consents." The Company shall have obtained all necessary consents from lending institutions to the transactions contemplated by the Agreement to Contribute and by this Agreement (including any consents required in connection with the Company Asset Transfer).

          (h) "Accountants." The Company shall have caused to be supplied to Buyer a letter, satisfactory to Buyer in scope, form and substance, as to financial statement matters referenced in Section 3.5(a) of this Agreement.

          (i) "Disclosure Schedules." All Schedules referred to in this Agreement, whether attached hereto at the Execution Closing or delivered in a separate disclosure volume or volumes, shall have been amended or modified, if necessary, to reflect completion of Buyer's review thereof and shall otherwise have been determined by Buyer in its sole and absolute discretion to be satisfactory in scope and content to the Buyer in all respects, provided that, Buyer shall have notified the Company of desired changes, if any, within the periods established in Section 7.1(j).

          (j) "Due Diligence." Buyer shall have had completed its due diligence review, which shall have been determined by Buyer to be satisfactory in its sole and absolute discretion, as provided in this Section 7.1(j). As to all informational matters set forth in the Schedules hereto, other than Schedules delivered or information under Section 3.12, Buyer shall be deemed to have completed its review and arrived at a satisfactory determination unless Buyer has notified the Company otherwise within five Business Days after the later of (i) the Execution Closing and (ii) that date on which all Schedules hereto have been delivered to Buyer and the representatives and counsel in definitive form. As to matters relating to
Section 3.12, Buyer shall be deemed to have completed its review and arrived at a satisfactory determination unless Buyer has notified the Company otherwise within 15 days of the Execution Closing. Matters referenced in
Section 3.11(f) shall be handled as provided therein.

          (k) "Operating Partnership." The Company shall have formed the Operating Partnership, the Operating Partnership Agreement (and all amendments thereto) of which partnership shall conform to Exhibit D hereto.

          (l) "Golden State Acquisition." The Company shall have closed the Golden State Acquisition and there shall exist no material adverse change with respect to the Company and the Golden State Acquisition.

          (m) "Company Preferred Stock Nominee." The Company and Buyer shall have consulted and agreed upon an initial Company Preferred Stock nominee to serve as a member of the Board of Directors, and as to the Committee of the Board of Directors on which such person shall sit.

          (n) "No Injunction." There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Action with which respect to this Agreement or the transactions contemplated hereby, which could reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby or to issue the Purchased Shares.

          (o) "Proceedings." All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby, including without limitation Exhibit E hereto, and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and Buyer shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          (p) "REIT Status." The Company shall have elected to be taxed as a REIT in its most recent federal income tax return, and shall be in compliance with all applicable laws, rules and regulations, including the Code, necessary to permit it to be taxed as a REIT. The Company shall not have taken any action or have failed to take any action which would reasonably be expected to, alone or in conjunction with any other factors, result in the loss of its status as a REIT for federal income tax purposes.

          (q) "Opinion of Counsel." Buyer shall have received opinions from the following: (i) Loeb & Loeb LLP, special counsel to the Company, (ii) Goodwin, Procter & Hoar LLP, counsel to the Company, and (iii) Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Company, in each case covering such matters and otherwise in form and substance reasonably satisfactory to Buyer.

          (r) "NYSE Matters." The Company shall have received written advice from the NYSE to the effect that the transactions contemplated herein and in the Related Documents will not result in the de-listing of the Company's Common Stock.

          (s) "Rent Roll." Buyer shall have received the Rent Roll, as updated, to a date not more than five Business Days prior to Closing in conformity with Section 3.11(f), from the Company.

          (t) "Title Policy." New Company Title Policies shall have been issued and delivered with respect to each of the Company Properties referenced on Schedule 3.11(a)-(i).

          (u)  "Operating Partnership Units."  Buyer shall have received
Schedule 3.3(b), as updated to the Closing Date. The adjustments to Schedule 3.3(b) shall pertain only to clauses (i) to (v) of the first sentence of
Section 3.3(b), and to the extent that any adjustments are made as to matters contemplated by the penultimate sentence of Section 3.3(b), Schedule 3.3(b) as to be delivered at the Closing Date, if to satisfy this Section 7.1(u), shall be determined by Buyer in its sole and absolute discretion to be satisfactory in scope and content to Buyer in all respects.

          (v) "Articles Supplementary." The form Section 9 of the Articles Supplementary shall have been agreed to by Buyer on or before the close of business December 9, 1997.

          Section 7.2 "Conditions of Sale at Closing." The obligation of the Company to issue and sell any Purchased Shares at Closing is subject to satisfaction or waiver of each of the following conditions precedent:

          (a) "This Agreement and Related Documents." The Company shall have received a counterpart of this Agreement and the Related Documents, as applicable to Buyer, (other than the Articles Supplementary), each duly executed by each of the parties thereto.

          (b) "Representations and Warranties, Covenants." The representations and warranties of Buyer contained herein shall have been true and correct in all respects on and as of the date hereof, and shall be true and correct in all respects on and as of the relevant Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for representations and warranties that speak as of a specific date or time other than such Closing Date (which need only be true and correct in all respects as of such date or time)). The covenants and agreements of Buyer to be performed on or before the relevant Closing Date in accordance with this Agreement shall have been duly performed in all respects (except for Buyer's obligation to pay the related Purchase Price at such Closing). Buyer shall have delivered to the Company at the relevant Closing a certificate of an appropriate officer in form and substance reasonably satisfactory to the Company dated the relevant Closing Date to such effect.

          (c) "HSR Act." Any waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the United States Department of Justice or the United States Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby, which action shall not have been withdrawn or terminated, or the Company and Buyer shall have mutually concluded that no filing under the HSR Act is required with respect to the transactions contemplated hereby.

          (d) "Consents." The Company shall have obtained the consents set forth in Schedule 3.4(f).

          (e) "No Injunction." There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no pending Actions with respect to this Agreement or the transactions contemplated hereby, which could reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby or to acquire the Purchased Shares.

          (f) "Proceedings." All limited liability company and other proceedings to be taken by Buyer in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

          (g) "Opinion of Counsel." The Company shall have received opinions from the following: (i) Patrick Fox, Esq., general counsel of Buyer, (ii) McGuire, Woods, Battle & Boothe, special Maryland counsel to Buyer, and (iii) Cadwalader, Wickersham & Taft, special New York counsel to Buyer, in each case covering such matters and otherwise in form and substance reasonably satisfactory to the Company.

          (h) "Board of Directors Approval." The Board of Directors shall have approved the Articles Supplementary and the Amended Company By-laws.

          (i) "NYSE Matters." The Company shall have received written advice from the NYSE to the effect that the transactions contemplated herein and in the Related Documents will not result in the de-listing of the Company Common Stock.

          (j) "Articles Supplementary." The form of Article 9 of the Articles Supplementary shall have been agreed to by the Company on or before the close of business on December 9, 1997.

                                     ARTICLE 8

                            Survival; Indemnification

          Section 8.1 "Survival." Except as shall be otherwise expressly stated in this Agreement, all representations, warranties and covenants and agreements of the parties contained herein, including indemnity or indemnification agreements contained herein, or in any Schedule or Exhibit hereto, or any certificate, document or other instrument delivered in connection herewith shall survive until the second anniversary of the Closing, except that the representations and warranties contained in Sections
3.11 and 3.12 hereof shall survive only until eighteen months following the Closing.

          Section 8.2    "Indemnification by the Company." (a) Subject to
Section 8.1 and Section 8.4 hereof, from and after any Closing Date, the Company and the Operating Partnership (collectively, the "Indemnitors"), jointly and severally, shall indemnify and hold harmless Buyer from and against any and all debts, damages, claims, losses, expenses, costs, obligations, and liabilities, together with all unpaid brokerage and leasing commissions accrued as of the Closing on account of Company Leases, including liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) suffered or incurred, directly or indirectly, by Buyer by reason of, or arising out of (i) any breach as of the date made or deemed made or required to be true of any representation or warranty made by an Indemnitor in or pursuant to this Agreement or (ii) any failure by an Indemnitor to perform or fulfill any of its covenants or agreements set forth in this Agreement (such debts, damages, claims, losses, expenses, costs, obligations, and liabilities, collectively, "Losses and Expenses"). Notwithstanding any other provision of this Agreement to the contrary, in no event shall Losses and Expenses include a party's incidental or consequential damages. The indemnity set forth in this Article 8 shall inure to the benefit of Buyer and its successors and assigns, and shall be based upon the assumptions that Buyer has purchased at the Closing all 2,800,000 shares of Company Preferred Stock the sale and purchase of which is the subject of this Agreement and that thereafter that Buyer is the holder of each and every outstanding share of Company Preferred Stock or Common Stock issued on conversion thereof.

          (b) Except with respect to third-party claims being defended in good faith or claims for indemnification with respect to which there exists a good faith dispute, each Indemnitor shall satisfy its obligations hereunder within 30 days of receipt of a notice of claim under this Article 8.

          Section 8.3 "Third-Party Claims." If a claim by a third party is made against Buyer and if Buyer intends to seek indemnity with respect thereto under this Article, Buyer shall promptly notify the Indemnitors in writing of such claims setting forth such claims in reasonable detail. The Indemnitors may at any time, after admitting in writing their indemnification liability hereunder undertake, through counsel of their own choosing and at their own expense, the settlement or defense thereof, and such Indemnitee shall cooperate with the Indemnitors in connection therewith, provided, however, that Buyer may participate in such settlement or defense through counsel chosen by it, provided that the fees and expenses of such counsel in such event shall be borne by Buyer. Buyer shall not pay or settle any claim as to which an Indemnitor has admitted in writing its indemnification liability hereunder and which such Indemnitor is contesting, unless such Indemnitee waives its right to indemnification therefor from the Indemnitors hereunder. Notwithstanding the foregoing, Buyer shall have the right to pay or settle any such claim, provided that in such event it shall waive any right to indemnity therefor by the Indemnitors. If the Indemnitors do not notify Buyer that the Indemnitors admit their indemnification liability hereunder with respect to such claim and elect to undertake the defense thereof, such Indemnitee shall have the right to contest and, after ten day's prior written notice to the Indemnitors, during which time the Indemnitors may admit liability and assume defense thereof, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

          Section 8.4 "Exclusive Remedy." The indemnification provisions under this Section 8 shall be the exclusive remedy available to Buyer for the Losses and Expenses, or any other claim for breach of this Agreement and all other remedies, if any, hereunder, whether in law or in equity are hereby waived.

          Section 8.5 "Indemnification Limitation." Notwithstanding any other provision in this Agreement to the contrary, the Indemnitors shall not be liable to indemnify any Indemnitee hereunder for any Losses or Expenses arising from any breach of representation or warranty made in Article 3 hereof, unless, until and only to the extent that (i) in the case of any breach of representation or warranty set forth in Section 3.11 or 3.12 hereof, the aggregate amount of all Losses and Expenses claimed by the Buyer from time to time under such sections exceeds $1,750,000 or (ii) in the case of any breach of representation or warranty set forth in any section contained in Article 3 hereof other than Section 3.11 and Section 3.12, the aggregate amount of all Losses and Expenses claimed by the Indemnitee from time to time under such sections (other than Section 3.11 and Section 3.12) exceeds $1,750,000; provided, however, that no indemnification shall be made hereunder for any Losses and Expenses based upon or arising out of the Golden State Acquisition. For purposes of indemnification hereunder, any Losses and Expenses which could otherwise be categorized as falling under clause (i) or clause (ii) above shall be deemed to be Losses and Expenses under clause (i) only.

          Section 8.6 "Covenant Between Buyer and Operating Partnership Preferred Unit Buyer with Respect to Indemnification Agreement." In the event of a claim by Buyer under this Agreement with respect to a representation or warranty of the Company under Article 3 hereof, Buyer will, prior to asserting such claim, first advise the Operating Partnership Preferred Unit Buyer of its intention to do so and will determine if the Operating Partnership Preferred Unit Buyer wishes to pursue such claim under the Agreement to Contribute based on the representations and warranties established thereunder. If the

Operating Partnership Preferred Unit Buyer does not advise Buyer that it wishes to pursue such claim jointly with Buyer by a written notice to such effect, including provision for such sharing of expenses as Buyer and the Operating Partnership Preferred Unit Buyer may jointly determine within 20 Business Days of the date Buyer advises the Operating Partnership Preferred Unit Buyer of its intention to assert such claim, unless any applicable statute of limitations shall require the assertion of a claim in a lesser amount of time, Buyer shall no longer consult with the Operating Partnership Preferred Unit Buyer as to such claim, its assertion or any resolution thereof. Buyer acknowledges that, pursuant to Section 7.8 of the Agreement to Contribute, as in effect on the date hereof, the Operating Partnership Preferred Unit Buyer has a reciprocal understanding with the Company. Buyer agrees that, if Buyer shall not have provided to the Operating Partnership Preferred Unit Buyer written notice of Buyer indicating Buyer's wish to pursue with the Operating Partnership Preferred Unit Buyer jointly a claim which the Operating Partnership Preferred Unit Buyer intends to pursue against the Company, then, if such claim is subsequently asserted in a court of appropriate jurisdiction and venue, by the Operating Partnership Preferred Unit Buyer against the Company within 90 days thereafter, Buyer will not seek separately to assert such claim against the Company, unless and to the extent that Buyer does not wish to pursue such claim jointly with the Operating Partnership Preferred Unit Buyer because of defenses or counterclaims which exist against the Operating Partnership Preferred Unit Buyer under the Agreement to Contribute which are not available to the Company with respect to Buyer under this Agreement.

                                  ARTICLE 9

                                 Termination

          Section 9.1 "Termination." This Agreement may be terminated at any time prior to the Closing by:

          (a)  the mutual consent of the Company and Buyer;

          (b) Buyer (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by the Company that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by the Company contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to the Company;

          (c) the Company (if it is not in breach of any of its material obligations hereunder) in the event of a breach or failure by Buyer that is material in the context of the transactions contemplated hereby of any representation, warranty, covenant or agreement by Buyer contained herein which has not been, or cannot be, cured within 30 Business Days after written notice of such breach is given to Buyer; or

          (d) Buyer if the Closing shall not have occurred on or prior to December 31, 1997, but subject to extension to a date not later than January 31, 1998, as the date contemplated for the closing pursuant to the Agreement to Contribute may be extended thereunder, unless the failure of such occurrence shall be due to the failure of Buyer to perform or observe any material covenant or agreement set forth herein required to be performed or observed by Buyer on or before the Closing.

          Section 9.2 "Procedure and Effect of Termination." In the event of termination of this Agreement by either or both of the Company and Buyer pursuant to Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, except that the provisions of Sections 5.4 (Public Announcements),
6.3 (Payments), 9.3 (Expenses), 10.2 (Governing Law), and 10.4 (Notices) shall survive the termination of this Agreement; provided, however, that such termination shall not relieve any party hereto of any liability for any breach of this Agreement.

          Section 9.3 "Expenses." Except as set forth in Section 6.3 of this Agreement, whether or not any of the transactions contemplated herein are consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                                  ARTICLE 10

                                Miscellaneous

          Section 10.1 "Counterparts." This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts for purposes of this Section, provided receipt of copies of such counterparts is confirmed.

          Section 10.2 "Governing Law." THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF.

          Section 10.3 "Entire Agreement." This Agreement (including agreements incorporated herein) and the Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer upon any person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

          Section 10.4 "Notices." All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below. Notices to the Company shall be addressed to:

          Burnham Pacific Properties, Inc.
          610 West Ash Street, Suite 1600
          San Diego, CA  92101-3350
          Attention:  Daniel B. Platt
          Telecopy Number:  619-652-4711

          Burnham Pacific Operating Partnership, L.P.
          610 West Ash Street, Suite 1600
          San Diego, CA  92101-3350
          Attention:  Daniel B. Platt
          Telecopy Number:  619-652-4711

          and a copy to:

          Loeb & Loeb LLP
          1000 Wilshire Blvd.
          Suite 1800
          Los Angeles, CA  90017-3460
          Attention:  Andrew S. Clare
          Telecopy Number:  213-688-3899

          Loeb & Loeb LLP
          345 Park Avenue
          New York, NY  10154-0037
          Attention: Christopher K. Aidun
          Telecopy Number:  212-407-4990

          Goodwin, Procter & Hoar LLP
          Exchange Place
          53 State Street
          Boston, MA 02109-2881
          Attention:  William King
          Telecopy Number:  617-523-1231

or at such other address and to the attention of such other person as the Company may designate by written notice to Buyer. Notices to Buyer shall be addressed to:

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          Westbrook Burnham Holdings, L.L.C.
          and Westbrook Burnham Co-Holdings, L.L.C.
          11150 Santa Monica Blvd.
          Suite 1450
          Los Angeles, CA  90025
          Attention: Keith Gelb
          Telecopy Number: 310-231-4350

          and a copy to:

          Westbrook Partners, L.L.C.
          13155 Noel Road, Suite 2300
          Dallas, TX  75240
          Attention:  Patrick Fox, Esq.
          Telecopy Number:  972-774-9066, 972-934-8333

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, NY 10038
          Attention: Allen Curtis Greer, II
          Telecopy Number: 212-504-6666

          Section 10.5 "Successors and Assigns." This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as specifically provided hereby, Buyer shall not be permitted to assign any of its rights hereunder to any third party, other than to one or more Affiliates of Buyer of which Buyer, directly or indirectly, owns a majority of the voting power, provided that such Affiliates agree to be bound hereby and Buyer remains obligated hereunder, and provided that, following Closing Date, any bona fide financial institution to which any Buyer, or any permitted transferee has transferred (including upon foreclosure of a pledge) shares of Company Stock for the purpose of securing bona fide indebtedness of any Buyer and which has agreed to be bound by this Agreement shall also be entitled to enforce the rights of Buyer hereunder.

          Section 10.6 "Headings." The Section, Article and other headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated.

          Section 10.7 "Amendments and Waivers." This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Either party hereto may, only by an instrument in writing, waive compliance by the other party hereto with any term or provision hereof on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.

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

          Section 10.8 "Interpretation; Absence of Presumption." (a) For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits hereto) and not to any particular provision of this Agreement, and Article, Section, paragraph, Exhibit and Schedule references are to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified, (iii) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified, (iv) the word "or" shall not be exclusive.

          (b) This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

          Section 10.9 "Severability." Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

          Section 10.10 "Further Assurances." The Company and Buyer agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other action as may be necessary to carry out the purposes and intents hereof.

          Section 10.11 "Specific Performance." Buyer and the Company each acknowledge that, in view of the uniqueness of the parties hereto, the parties hereto would not have an adequate remedy at law for money damages in the event that this Agreement was not performed in accordance with its terms, and therefore agree that the parties hereto shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the parties hereto may be entitled at law or in equity.

          Section 10.12 "Schedules." Any matter set forth on any Schedule shall be deemed to be referred to on all other Schedules to which such matter logically relates and where such reference would be appropriate and can reasonably be inferred from the matters disclosed on the first Schedule as if set forth on such other Schedules.

          Section 10.13 "Submission to Jurisdiction" Each of the parties hereby irrevocably submits to the jurisdiction of any New York State or Federal court in the Southern District of the State of New York. Each of the parties hereby irrevocably waives, to the fullest extent they may effectively do so, the defense of such action or proceeding and hereby expressly waives all rights of jurisdiction in any action or proceeding which they may now or hereafter have by reason of their present or any future domicile.

                     [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto as of the day first above written.

                              BURNHAM PACIFIC PROPERTIES, INC.

                              By:     /s/ Daniel B. Platt
                                   ________________________________
                                   Name:  Daniel B. Platt
                                   Title: Chief Financial Officer


                              WESTBROOK BURNHAM HOLDINGS, L.L.C.

                              By:     /s/ Keith Gelb
                                   ________________________________
                                   Authorized Signatory


                              WESTBROOK BURNHAM CO-HOLDINGS,
                                L.L.C.

                              By:     /s/ Keith Gelb
                                   ________________________________
                                   Authorized Signatory


                              BURNHAM PACIFIC OPERATING
                                   PARTNERSHIP, L.P.

                              By:  Burnham Pacific Properties,
                                   Inc., as general partner,

                              By:     /s/ Daniel B. Platt
                                   ________________________________
                                   Name:  Daniel B. Platt
                                   Title: Chief Financial Officer

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